UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Belo Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 31, 2009

Dear Fellow Shareholder:

I invite you to attend our annual meeting of shareholders on May 12, 2009 in The Belo Building at 400 South Record Street, Dallas, Texas. The meeting will be held on the third floor in the auditorium. A map is included for your use.

At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with Belo’s 2008 annual report. The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting.

We are using recently adopted Securities and Exchange Commission rules that allow Belo to furnish proxy materials on the Internet to participants in the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo Corporation. Accordingly, these shareholders will not automatically receive paper copies of our proxy materials. We will mail a notice to these shareholders with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. This notice also provides information on how these shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. We believe that these rules allow us to provide these shareholders with the information they need to vote their shares while reducing delivery costs and any environmental impact.

For those shareholders with access to the Internet, I encourage you to vote your shares over the Internet. Detailed instructions on how to vote over the Internet or by telephone are set forth on the proxy card. We encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet, by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Whether or not you attend the meeting, I encourage you to vote your shares as soon as possible either by returning your proxy card or by voting using the Internet or telephone voting procedures outlined in the enclosed materials or in the Notice of Internet Availability of Proxy Materials. Even if you own only a few shares, it is important that your shares be represented at the annual meeting. If you are unable to attend the annual meeting in person, you may listen to the meeting by online Webcast. Please see the notice on the next page for more information.

I hope to see you on May 12th.

Sincerely,

Dunia A. Shive
President and Chief Executive Officer

Belo Corp.  P. O. Box 655237 Dallas, Texas 75265-5237 Tel. 214.977.6606 Fax 214.977.6603
www.belo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4841

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2009

To Belo Shareholders:

Please join us for the 2009 annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”). The meeting will be held in The Belo Building at 400 South Record Street, Dallas, Texas, on Tuesday, May 12, 2009, at 11:00 a.m., Dallas, Texas time. The meeting will be held on the third floor in the auditorium. The annual meeting of shareholders will be simultaneously Webcast on Belo’s Web site (www.belo.com/invest). Following the conclusion of the meeting, a replay of the Webcast will be archived on Belo’s Web site through May 26, 2009.

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of three Class II directors;

2.	Approval of the Belo Amended and Restated 2004 Executive Compensation Plan;

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

4.	Consideration of a shareholder proposal relating to repeal of Belo’s classified Board of Directors; and

5.	Attention to any other matters that may properly come before the meeting.

All record holders of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 18, 2009 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

This year, we are using recently adopted Securities and Exchange Commission rules that allow Belo to furnish proxy materials on the Internet to participants in the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo Corporation. Consequently, these shareholders will not automatically receive paper copies of our proxy materials. We will instead send to these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will reduce our printing and mailing costs and any environmental impact.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders and a voting instruction card, free of charge.

By Order of the Board of Directors

GUY H. KERR
Secretary

March 31, 2009

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 12, 2009

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”) to be held on Tuesday, May 12, 2009, beginning at 11:00 a.m., Dallas, Texas time, in The Belo Building at 400 South Record Street, Dallas, Texas, and any postponement or adjournment of the meeting. The meeting will be held on the third floor in the auditorium.

This proxy statement and related proxy card will be distributed to shareholders beginning on or about April 3, 2009. For those shareholders receiving a Notice of Internet Availability of Proxy Materials (the “Notice”), the Notice will be distributed to those shareholders on or about March 31, 2009.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of three directors, approval of the Belo Amended and Restated 2004 Executive Compensation Plan, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, consideration of a shareholder proposal relating to repeal of Belo’s classified Board of Directors, and attention to any other matters properly brought before the meeting. Management will report on Belo’s performance in 2008 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned Belo shares at the close of business on March 18, 2009, the record date, or their duly appointed proxies, are entitled to vote at the meeting. If you owned Belo shares at the close of business on March 18, 2009, you are entitled to vote all of the shares that you held on that date at the meeting, or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 89,765,729 shares of Series A common stock and 12,722,312 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Can I vote the shares of A. H. Belo Corporation (“A. H. Belo”) I received in the spin-off?

No, shares of A. H. Belo are not eligible for voting at this meeting. A. H. Belo is now a separate public company and will hold its annual meeting of shareholders on May 14, 2009. Only shares of Belo Corp. are eligible to vote at Belo’s May 12, 2009 meeting.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by a proxy card. If you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote.

Shares held in your Belo Savings Plan account or in your A. H. Belo Savings Plan account (maintained by A. H. Belo Corporation) may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice of Internet Availability of Proxy Materials. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. (For more information, please refer to the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.)

It is important that you follow the instructions on each proxy card or the Notice and vote the shares represented by each card or the Notice separately.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet to participants in the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo Corporation. Accordingly, a Notice of Internet Availability of Proxy Materials was sent to these shareholders. These shareholders will have the ability to access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. The Notice also has instructions on how to provide voting instructions to the plan trustee via the Internet.

In addition, all shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 61 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact.

How do I vote by proxy?

If you vote by proxy, you may vote online via the Internet, by telephone, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified. However, if you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors, FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, AGAINST the shareholder proposal relating to repeal of Belo’s classified Board, and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy card or the Notice and have the proxy card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received and votes cast using the Internet or telephone must be cast by the date and time noted on the card or the Notice.

If your shares are held indirectly, your broker or nominee may not offer voting using the Internet or telephone. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

If you participate in either the Belo Savings Plan or the A. H. Belo Savings Plan and had full shares credited to your account as of the record date, please refer to the information set forth in the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

How do I vote in person?

For shares registered in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 18, 2009. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the Belo Savings Plan or the A. H. Belo Savings Plan must be submitted by May 10, 2009, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. For shares registered in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the corporate Secretary of Belo Corp. at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of Belo Corp. common stock credited to your account as of the record date, you received a Notice of Internet Availability of Proxy

Materials in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 10, 2009. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR all nominees standing for election as directors, FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 10, the trustee will vote your shares in the same proportion as the shares in your particular Savings Plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 10, 2009, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors, FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

▶  Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Broker non-votes have no effect on the outcome of the election. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2009 annual meeting of shareholders are incumbent directors.

▶  Approval of the Belo Amended and Restated 2004 Executive Compensation Plan — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the Belo Amended and Restated 2004 Executive Compensation Plan.

▶  Ratification of appointment of independent registered public accounting firm — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2009.

▶  Consideration of shareholder proposal — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the shareholder proposal that Belo’s Board of Directors take the necessary steps to repeal its classified Board. The proposal, if approved by the shareholders, would not eliminate the classified Board by itself. Instead, the proposal would be an advisory recommendation to the Board.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation. Therefore, broker non-votes have no effect on the outcome of the vote with respect to these matters.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., Inc. to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., Inc. a fee of $7,000 plus its related costs and expenses. We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

BELO CORP. STOCK OWNERSHIP

The following tables set forth information as of March 18, 2009, about the beneficial ownership of Belo Corp. common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table in this 2009 proxy statement, all current directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Belo Series A or Series B common stock. At the close of business on March 18, 2009, there were 89,765,729 Series A shares, 12,722,312 Series B shares, and 102,488,041 combined Series A and Series B shares, issued and outstanding.

Under the rules of the Securities and Exchange Commission (the “SEC”), the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (to and including May 17, 2009) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and executive officers as a group, representing 16.7% of the outstanding shares of Series A and Series B common stock, have combined voting power of 60.8%.

Belo Corp. Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 18, 2009(1) (2) (3) (4)
					Combined
	Series A		Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent
Dunia A. Shive*+	68,171	**	552,000	4.2%	620,171	**
Dennis A. Williamson +	63,591	**	316,000	2.4%	379,591	**
Guy H. Kerr +	77,594	**	391,000	3.0%	468,594	**
Peter L. Diaz +	16,486	**	149,400	1.2%	165,886	**
Marian Spitzberg +	10,651	**	290,000	2.2%	300,651	**
Henry P. Becton, Jr.*◆	57,717	**	96,234	**	153,951	**
Judith L. Craven, M.D., M.P.H.*	6,123	**	81,854	**	87,977	**
Robert W. Decherd*	401,426	**	7,880,748	53.8%	8,282,174	7.9%
Dealey D. Herndon*	555,602	**	2,753,102	21.5%	3,308,704	3.2%
James M. Moroney III *◆	678,641	**	3,115,174	23.4%	3,793,817	3.7%
Wayne R. Sanders*	51,323	**	53,924	**	105,247	**
M. Anne Szostak*	11,323	**	44,125	**	55,448	**
Lloyd D. Ward*◆	51,323	**	83,739	**	135,062	**
All directors and executive officers as a group (13 persons)	2,049,971	2.3%	15,807,300	91.0%	17,857,271	16.7%

*	Director
◆	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 8.5%; Jim Moroney, 4.1%; Dealey Herndon, 3.6%; and all directors and executive officers as a group, 16.9%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (RSU) awards listed in footnote (3) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting and dispositive power with respect to such shares.

Dunia Shive — 20,824 Series A shares owned by Dunia and her husband as to which she shares voting and dispositive power. Dennis Williamson — 61,101 shares Series A shares owned by Dennis and his wife as to which he shares voting and dispositive power.

Guy Kerr — 400 Series A shares held for the benefit of his minor child as to which he has sole voting and dispositive power; Guy disclaims beneficial ownership of these shares. Guy’s holdings also include 75,074 Series A shares owned by Guy and his wife as to which he shares voting and dispositive power.

Henry Becton — 53,168 Series A shares held by a limited liability company of which Henry is a partial owner and 3,226 Series A shares held in a trust for which Henry serves as trustee.

Robert Decherd — 13,980 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Dealey Herndon — 20,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares.

Jim Moroney — 55,649 Series A shares and 2,350,277 Series B shares held by Moroney Management, Limited, a family limited partnership of which he is the managing general partner, and 52,100 Series B shares held in a family trust as to which he has sole voting authority, as well as 480 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power. Jim’s holdings also include 29,800 Series A shares held by a family charitable foundation for which Jim serves as trustee; 154,400 Series A and 104,700 Series B shares held by the Estate of James M. Moroney, Jr., of which Jim is the executor; and 376,596 Series A shares owned by Jim’s mother as to which he has voting and dispositive power. Jim disclaims beneficial ownership of these shares.

Wayne Sanders — Wayne’s holdings include 50,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

(2)	Robert Decherd’s holdings include 1,345,562 Belo Series B shares owned by him and which are subject to a pledge. Jim Moroney’s holdings include 143,051 Belo Series A and 104,700 Belo Series B shares which are held by the Moroney Estate, of which Jim is executor, and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the Belo Savings Plan (or, with respect to Robert Decherd and Jim Moroney, in the A. H. Belo Savings Plan) at March 18, 2009, (b) shares that could be purchased by exercise of options exercisable on March 18, 2009 or within 60 days thereafter (to and including May 17, 2009) under Belo’s equity compensation plans, and (c) shares that could be received upon the vesting and payment of RSU awards to and including May 17, 2009 (60 days after the record date), as follows:

					Net Shares Issuable
					Upon Vesting &
	Shares Held in		Exercisable		Payment of RSU
	Belo Savings Plan(*)		Stock Options		Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Dunia A. Shive	3,632	—	—	552,000	—	—
Dennis A. Williamson	2,490	—	—	316,000	—	—
Guy H. Kerr	1,720	—	—	391,000	—	—
Peter L. Diaz	—	—	—	149,400	—	—
Marian Spitzberg	4,039	—	—	290,000	—	—
Henry P. Becton, Jr.	—	—	—	96,234	1,323	—
Judith L. Craven, M.D., M.P.H.	—	—	—	81,854	1,323	—
Robert W. Decherd	5,468	—	—	1,925,729	—	—
Dealey D. Herndon	—	—	—	81,854	1,323	—
James M. Moroney III	4,909	—	—	579,469	—	—
Wayne R. Sanders	—	—	—	53,924	1,323	—
M. Anne Szostak	—	—	—	44,125	1,323	—
Lloyd D. Ward	—	—	—	83,739	1,323	—
All directors and executive officers as a group (13 persons)	16,790	0	0	4,645,328	7,938	0

*	Shares are held in the A. H. Belo Savings Plan with respect to Robert Decherd and Jim Moroney.

(4)	Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or receive upon the vesting and payment of RSU awards as indicated in footnote (3) to the table.

Belo Corp. Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2008 (1) (2)
(except as noted in footnotes below)
					Combined
	Series A		Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent

Barclays Global Fund Advisors/CA; Barclays Global Investors, Ltd.; and Barclays Global Investors, NA(3)	6,454,122	7.2%	—	**	6,454,122	6.3%
400 Howard Street San Francisco, CA 94105

BNP Paribas London Branch(4)	6,251,000	7.0%	—	**	6,251,000	6.1%
10 Harewood Avenue London, UK NW1 66A

Dimensional Fund Advisors, Inc.(5)	4,463,329	5.0%	—	**	4,463,329	4.3%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

GoldenTree Asset Management LP; GoldenTree Asset Management LLC; and Steven A. Tananbaum(6)	3,452,624	3.9%	—	**	3,452,624	3.4%
300 Park Avenue New York, NY 10022

John L. (Jack) Sander(7)	30,220	**	903,000	6.6%	933,220	**
10751 E. Cottontail Scottsdale, AZ 85255

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in their report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 5, 2009, (a) Barclays Global Investors, N.A. has sole investment authority with respect to 3,299,336 of these shares and has sole voting authority with respect to 2,939,894 of these shares; Barclays Global Fund Advisors has sole investment authority with respect to 3,094,478 of these shares and sole voting authority with respect to 2,598,511 of these shares; and Barclays Global Investors, Ltd. has sole investment authority with respect to 60,308 of these shares.

(4)	Based upon information contained in its initial report on Schedule 13G for February 11, 2009, as filed with the SEC on February 26, 2009, BNP Paribas London Branch has sole investment and voting authority with respect to all of these shares.

(5)	Based upon information contained in Amendment No. 1 to its report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 9, 2009, Dimensional Fund Advisors LP has sole investment authority with respect to all of these shares and sole voting authority with respect to 4,296,676 of these shares.

(6)	Based upon information contained in Amendment No. 1 to its report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 6, 2009, GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Mr. Tananbaum shared voting and investment authority with respect to 3,410,624 of these shares; Mr. Tananbaum has sole voting and investment authority with respect to 42,000 of these shares.

(7)	John L. (Jack) Sander is a former Vice Chairman of the Company. As of December 31, 2008, his holdings included 903,000 Series B shares that could be purchased by the exercise of stock options issued to him under Belo’s stock plans. If his Series A shares total included shares into which his Series B shares held are convertible, he would be deemed to be the beneficial owner of 1.0% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2008; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
			(b)		Number of Securities
	(a)		Weighted-Average		Remaining Available for
	Number of Securities to be Issued		Exercise Price of		Future Issuance Under
	Upon Exercise		Outstanding Options,		Equity Compensation Plans
	of Outstanding Options,		Warrants and		(excluding securities
	Warrants and Rights(1)		Rights(2)		reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	2,056,163	12,897,273	—	$15.71	5,345,908
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—	—	—
Total	2,056,163	12,897,273	—	$15.71	5,345,908

(1)	Shares of Series A common stock are potentially issuable under outstanding restricted stock unit grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	Restricted stock units are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(4)	All of Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2008 were timely filed, except for (1) the reporting on Form 4 of one transaction involving the conversion of shares of Series B common stock into shares of Series A common stock in August 2008 by Peter Diaz and (2) the reporting on Form 5 by Henry Becton of his appointment in September 2008 as trustee of a trust that holds Series A common stock and of which Mr. Becton is a contingent beneficiary.

PROPOSAL ONE: ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors comprises 5 to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday.

Nominees for Belo Directors

The following candidates are nominated by the Board and each is an incumbent director. The independence of each director is addressed under “Corporate Governance — Director Independence”; see page 28. Class II directors will be eligible to serve a three-year term until the 2012 annual meeting.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance); Mr. Decherd, Mr. Moroney, Mrs. Herndon and Ms. Shive do not serve on any standing committee of Belo’s Board of Directors.

Class II Directors (Current terms expire at Belo’s 2009 annual meeting)

Henry P. Becton, Jr.	Director since May 1997
Age 65	Nominating and Corporate Governance Committee Chairman Lead Director

Henry Becton served as president of WGBH Educational Foundation, a public broadcasting organization, from 1984 until October 2007, when he was named vice chairman. He served as WGBH’s general manager from 1978 until 1999. He is the lead director of Becton Dickinson and Company and is a trustee or director of 49 DWS Fund investment companies or trusts advised by Deutsche Bank. Henry served as a director of The Providence Journal Company from 1992 to 1997. Henry is chairman of the Association of Public Television Stations, a trustee of the Boston Museum of Science and a member of the boards of directors of the PBS Foundation, Public Radio International, America’s Public Television Stations and Public Radio Exchange.

James M. Moroney III	Director since February 2008
Age 52

Jim Moroney has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Previously, Jim held several executive positions with Belo, including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, and as executive vice president of Belo from July 1998 through December 1999, with responsibilities for finance, treasury, and investor relations. Jim presently serves on the boards of the Newspaper Association of America, Cistercian Preparatory School in Dallas and the State Fair of Texas.

Lloyd D. Ward	Director since July 2001
Age 60

Lloyd Ward has been chairman of BodyBlocks Nutrition Systems, Inc., a manufacturer of snack food and beverages, since April 2003. Since September 2006, he has also served as chief executive officer and general manager of Yuanzhen Org Dairy Co. Ltd., an Inner Mongolia Sino-American Joint Venture producing organic milk in China. Lloyd was chief executive officer and secretary general of the United States Olympic Committee from October 2001 until March 2003, and was chairman and chief executive officer of iMotors from January 2001 until May 2001. He was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer from 1998 to August 1999, and executive vice president from 1996 to 1998.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class III Directors (Terms expire at Belo’s 2010 annual meeting)

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 63	Compensation Committee Chair

Judy Craven currently serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., three Sun America Mutual Fund companies, and two Variable Annuity Life Insurance Company of America mutual fund companies. Judy was a member of the board of regents of The University of Texas System from March 2001 through November 2007 and, from July 1992 until her retirement in October 1998, Judy served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center.

Dealey D. Herndon	Director since May 1986
Age 62

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. Dealey served as a member of the Brackenridge Tract Task Force for the University of Texas System and was a member of the University of Texas at Austin Development Board through 2008. Dealey is a director of A. H. Belo Corporation and a trustee emeritus of the National Trust for Historic Preservation.

Wayne R. Sanders	Director since May 2003
Age 61	Audit Committee Chairman

Audit Committee Chairman Wayne Sanders has been the non-executive chairman of Dr Pepper Snapple Group, Inc. since May 2008. Wayne is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He serves on the board of directors of Texas Instruments Incorporated. Wayne serves as national trustee and as a Governor of the Boys and Girls Clubs of America.

Class I Directors (Terms expire at Belo’s 2011 annual meeting)

Robert W. Decherd	Director since March 19764
Age 57	Non-Executive Chairman of the Board

Robert Decherd served as Belo’s Chairman and Chief Executive Officer from January 1987 through February 8, 2008, when he assumed the role of non-executive Chairman. Robert has been Chairman, president and Chief Executive Officer of A. H. Belo since December 2007. Robert served as president of Belo from January 1985 through December 1986 and again from January 1994 through February 2007. From January 1984 through December 1986, he served as Chief Operating Officer. Robert has been a member of the board of directors of Kimberly-Clark Corporation since 1996, and served as that company’s lead director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics, and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, Robert served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative.

Dunia A. Shive	Director since February 2008
Age 48

Dunia Shive has served as president and Chief Executive Officer of Belo since February 2008. She was president and Chief Operating Officer from November 2007 to February 2008 and served as an executive vice president from December 2000 through January 2006. Since joining Belo in May 1993, Dunia has held several senior positions with the Company, including president/Media Operations from February 2006 through November 2007, executive vice president/Media Operations from January 2004 through December 2004, Chief Financial Officer from December 2000 through December 2003, and senior vice president/Chief Financial Officer from July 1998 until December 2000. Dunia serves as chair of the Television Operators Caucus and, effective June 2009, she will become a member of the NAB Television Board of Directors.

M. Anne Szostak	Director since October 2004
Age 58

Since June 2004, Anne Szostak has been president and chief executive officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resources issues. From February 1998 until her retirement in June 2004, Anne served as executive vice president of FleetBoston Financial, a diversified financial services company (now Bank of America). She served as director of Human Resources and Diversity of Fleet from February 1998 until June 2004 and served as chairman and chief executive officer of Fleet Bank-Rhode Island from 2001 to 2003. During her 31-year career with Fleet, she held several executive positions. Anne is a director of Dr Pepper Snapple Group, Inc., Spherion Corporation, and Tupperware Brands Corporation. She chairs the board of Women & Infants Hospital in Providence and is a Governor and Vice Chairman of the Boys and Girls Clubs of America. Anne is also a member of the boards of directors of The Rhode Island Foundation, Women & Infants Hospital Foundation, and Care New England.

PROPOSAL TWO: APPROVAL OF THE BELO AMENDED AND RESTATED
2004 EXECUTIVE COMPENSATION PLAN

In 2004, our Board of Directors adopted, and the Company’s shareholders approved, the Belo 2004 Executive Compensation Plan, which was designed to provide long-term and short-term incentives to executives, key employees and directors. The Belo 2004 Executive Compensation Plan has subsequently been amended four times by the Compensation Committee of the Board of Directors to make certain minor changes. The 2004 plan has been amended and restated to incorporate the four previously-adopted amendments as well as an additional technical amendment to express the Company’s intent that the plan and awards made thereunder comply with Section 409A of the Internal Revenue Code. The full text to the Belo Amended and Restated 2004 Executive Compensation Plan (referenced herein as the 2004 plan or ECP) is set forth in Exhibit I to this proxy statement.

On March 3, 2009, the Board resolved that the 2004 plan be submitted to the Company’s shareholders for approval. The 2004 plan permits grants of stock-based awards and performance-based cash bonus opportunities to directors, executive officers and other key employees. The number of shares reserved for award under the 2004 plan is 10 million, of which 5,287,659 shares remain available for future awards as of March 18, 2009.

The Company desires to continue its policy of providing incentive compensation to the Company’s Chief Executive Officer and other designated executive officers of the Company under a plan that will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million for any year, unless that compensation is “performance-based.” In order to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by a company’s shareholders, and the material terms of the performance goal must be reapproved by the company’s shareholders every five years.

In light of Section 162(m)’s five-year shareholder reapproval requirement, and in order to continue to provide incentive compensation to the Company’s Chief Executive Officer and other designated executive officers under a plan that will meet the requirements of Section 162(m), the Board has recommended that the 2004 plan be submitted to the Company’s shareholders for approval at the Company’s 2009 annual meeting of shareholders.

The following summary of the principal provisions of the 2004 plan is not intended to be exhaustive and is qualified in its entirety by reference to the full text of the 2004 plan, a copy of which is set forth in Exhibit I to this proxy statement.

General

The goal of the 2004 plan is to provide appropriate incentives that will allow the Company to attract and retain the best available talent and to encourage the directors and participating employees to put forth their maximum efforts for the success of the Company’s business, thereby serving the best interests of the Company and its shareholders.

All executive officers and other key employees of the Company and its subsidiaries and the Company’s non-employee directors are eligible to participate in the 2004 plan. Approximately 60 individuals currently participate in the 2004 plan, including the Company’s non-employee directors and the senior executives named in the Summary Compensation Table on page 43 of this proxy statement.

The 2004 plan is a flexible plan that provides the Compensation Committee with discretion to fashion the terms of awards to provide eligible participants with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Compensation Committee deems appropriate. The 2004 plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options, (2) appreciation rights, (3) restricted stock, (4) deferred shares, (5) performance shares and performance units, and (6) performance bonus opportunities (which we refer to as Executive Compensation Plan Bonuses) that become payable annually upon achievement of specified Management Objectives (as defined below).

Under the 2004 plan, 5,287,659 shares of common stock, subject to adjustment, are available for future awards as of March 18, 2009. See “Adjustments” below. Shares issued or transferred pursuant to the 2004 plan will be shares of

Series A common stock or Series B common stock, as determined by the Compensation Committee in its discretion. The number of shares of common stock available under the 2004 plan will be adjusted to include shares that relate to awards that expire or are forfeited, or are transferred, surrendered or relinquished to or withheld by the Company in satisfaction of the exercise price of an option or in satisfaction of any tax withholding amount, or are paid in cash in lieu of shares.

On March 18, 2009, the market value of a share of Series A common stock was $0.75, and the market value of a share of Series B common stock is assumed to be the same as a Series A share.

The 2004 plan will expire on May 11, 2014, which is the tenth anniversary of the date on which the 2004 plan was approved by Belo shareholders. No further awards will be made under the 2004 plan on or after such tenth anniversary.

Administration of the 2004 Plan

Unless the administration of the 2004 plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2004 plan will be administered by the Compensation Committee, which at all times will consist of two or more directors appointed by the Board, all of whom will (1) meet all applicable independence requirements of the New York Stock Exchange and (2) qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. Except as described herein, the Compensation Committee has the full authority and discretion to administer the 2004 plan and to take any action that is necessary or advisable in connection with the administration of the 2004 plan, including, without limitation, the authority and discretion to interpret and construe any provision of the 2004 plan or of any agreement, notification or document evidencing the grant of an award.

Awards under the 2004 Plan

Stock Options.  The Compensation Committee may from time to time authorize grants of stock options to any employee participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 plan. The Compensation Committee in its discretion will determine the number of shares of common stock subject to stock options to be granted to each participant. The Compensation Committee may grant non-qualified stock options, incentive stock options or a combination thereof to the participants. Stock options granted under the 2004 plan will provide for the purchase of common stock at a price not less than 100% of the market value thereof on the date the stock option is granted. No stock option will be exercisable more than ten years from the date of grant.

Stock options granted under the 2004 plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash or by check acceptable to Belo, (2) by the actual or constructive transfer to Belo of shares of common stock already owned by the participant, (3) with the consent of the Compensation Committee, by withholding a number of shares otherwise issuable to a participant having a market value equal to the exercise price, or (4) in a combination of such methods of payment.

Each grant may also specify the required periods of continuous service by the participant with Belo or any subsidiary and/or the Management Objectives to be achieved before the stock options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the stock options in the event of a change in control (as defined below) or other similar transaction or event.

Neither the Compensation Committee nor the Board of Directors will authorize the amendment of any outstanding stock option to reduce the exercise price without the further approval of the shareholders of the Company, and no stock option will be cancelled and replaced with stock options having a lower exercise price without the further approval of the shareholders of the Company. The limitations described in this paragraph are not intended to prohibit adjustments permitted in the event of a stock split, stock dividend, merger, consolidation, or other corporate event or transaction as described in the 2004 plan. See “Adjustments” below.

Appreciation Rights.  The Compensation Committee may from time to time authorize grants of appreciation rights to any employee participant upon such terms and conditions as it may determine in accordance with the provisions of the 2004 plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from the Company upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. “Spread” means the excess of the market value per share of the common stock on the date the appreciation right is exercised over (1) the exercise price of the related stock option or (2) if there is no tandem stock option, the grant price provided for in the appreciation right, multiplied by the number of shares of common stock in respect of which the appreciation right is exercised.

Each grant of an appreciation right made in tandem with stock options will specify the exercise price and any grant not made in tandem with stock options will specify the grant price, which in either case will not be less than 100% of market value of the common stock on the date of grant. No appreciation right will be exercisable more than ten years from the date of grant.

Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of common stock having an aggregate market value per share equal to the Spread or any combination thereof, as determined by the Compensation Committee in its sole discretion. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Compensation Committee at the date of grant.

Each grant will specify the required periods of continuous service by the participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with stock options, when the related stock option is also exercisable. The Compensation Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a change in control or other similar transaction or event.

Deferred Shares.  The Compensation Committee may from time to time authorize grants or sales to any employee participant of deferred shares upon such terms and conditions as it may determine in accordance with the provisions of the 2004 plan. Each grant or sale will constitute the agreement by Belo to issue or transfer shares of common stock to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Compensation Committee specifies. Each grant or sale will provide that the deferred shares will be subject to a deferral period fixed by the Compensation Committee on the date of grant, and any grant or sale may provide for early termination of the deferral period in the event of a change in control or other similar transaction or event. Each such grant or sale may be made without additional consideration or in consideration of a payment by the participant of an amount that is less than the market value of the common stock on the date of grant.

During the deferral period, the participant will not have any right to transfer any rights under the deferred shares, any rights of ownership in the deferred shares, or any right to vote the deferred shares. The Compensation Committee can authorize the payment of dividend equivalents on the deferred shares in cash or shares of common stock on a current, deferred, or contingent basis.

Restricted Stock.  The Compensation Committee may from time to time authorize grants or sales to any participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 2004 plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the participant’s dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such participant that is less than the market value of the common stock on the date of grant or sale.

Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a change in control or other similar transaction or event. Each grant or sale may specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse.

Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of Belo or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

Performance Shares and Performance Units.  The Compensation Committee may from time to time authorize grants to any employee participant of performance shares and performance units, which will become payable upon achievement of specified Management Objectives, upon such other terms and conditions as it may determine in accordance with the provisions of the 2004 plan.

Each grant will specify the time and manner of payment of performance shares or performance units that have become payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the performance shares or performance units that have become payable, or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment.

Each grant of a performance share or a performance unit may also contain such terms and provisions, consistent with the 2004 plan, as the Compensation Committee may approve, including provisions relating to the payment of performance shares or performance units upon a change in control or other similar transaction or event.

Any grant of performance shares may specify that the amount payable with respect to such performance shares may not exceed a maximum amount specified by the Compensation Committee on the date of grant. Any grant of performance units may specify that the amount payable, or the number of shares of common stock issued, with respect to such performance units may not exceed maximums specified by the Compensation Committee on the date of grant.

Executive Compensation Plan Bonuses.  The Compensation Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to an employee participant, which will become payable upon achievement of specified Management Objectives during a 12-month performance period. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the provisions of the 2004 plan. The Compensation Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus that becomes payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the bonus that has become payable or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment. In the event of a change in control during a performance period, each Executive Compensation Plan Bonus will be determined at the greater of the target level of achievement or the actual level of achievement of the Management Objectives at the time of the change in control, without proration for a performance period of less than 12 months.

Management Objectives.  The Compensation Committee has broad discretion in its establishment of performance criteria for participants under the 2004 plan. As used in the 2004 plan, “Management Objectives” means the measurable performance objectives, if any, established by the Committee for a performance period that are to be achieved with respect to an award under the 2004 plan. Management Objectives may be described in terms of Company-wide objectives (in other words, the performance of Belo and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Belo or a subsidiary in which the participant receiving the award is employed or on which the participant’s efforts have the most influence. The achievement of Management Objectives will be determined without regard to the effect on the Management Objectives of any acquisition or disposition by Belo of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards or applicable tax laws.

The Management Objectives applicable to any award to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to performance standards set by the Compensation Committee relating to or peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

•	earnings per share;

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	net income;

•	net operating profit;

•	revenue;

•	operating margins;

•	share price;

•	total shareholder return (measured as the total of the appreciation of and dividends declared on the common stock);

•	return on invested capital;

•	return on shareholder equity;

•	return on assets;

•	working capital targets;

•	reduction in fixed costs;

•	debt reduction; and

•	industry-specific measures of audience or revenue share.

If the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo (other than an acquisition or disposition by Belo of a trade or business), or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Compensation Committee may in its discretion modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable, except where taking action would result in the loss of the otherwise available exemption of an award under Section 162(m) of the Code. In those cases, the Compensation Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

Awards for Non-employee Directors

On the date of each annual meeting of the Company’s shareholders, each non-employee director of the Company will be granted an award under the 2004 plan that has a fair market value equal to 50% of the director’s annual compensation from the Company. The form and terms of awards to non-employee directors will be determined by the Compensation Committee in its discretion subject to the terms of the 2004 plan, but unless the Compensation Committee decides otherwise, awards to non-employee directors under the 2004 plan will be in the form of deferred shares. To the extent permitted by Section 409A of the Code, the Compensation Committee may permit a non-employee director to elect the date or dates on which an award will be paid. Any portion of the non-employee director’s compensation that is not paid in an award will be paid in cash.

For awards to non-employee directors, fair market value is determined as follows:

•	the fair market value of stock options or appreciation rights will be determined using the Black-Scholes option pricing model, a generally accepted binomial pricing model, any other pricing model used by Belo to value stock options for financial reporting purposes or any other pricing model approved by the Compensation Committee if using such model would not result in granting a greater number of stock options or appreciation rights than would be granted using the Black-Scholes model;

•	the fair market value of a deferred share, a restricted share or a performance share will be equal to the market value per share of Belo common stock on the date of grant; and

•	the fair market value of a performance unit will be its stated value.

If an individual is elected to the Board of Directors on a date other than the date of an annual shareholders meeting, the director’s compensation will be pro-rated for less than a full year of service as a director, and the pro-rated compensation will be paid in the form of an award valued as of the date of the director’s election to the Board and cash as described in the preceding paragraphs.

General Terms for Awards

Adjustments.  The Compensation Committee will make adjustments in the maximum number of shares reserved for issuance under the 2004 plan or that may be issued as part of any award, in the numbers of shares of common stock covered by outstanding stock options, appreciation rights, deferred shares or performance shares granted thereunder, in the exercise price or grant price applicable to any stock options and appreciation rights, and/or in the kind of shares covered by awards (including shares of another issuer) as is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2004 plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all awards that are replaced.

Effect of Termination.  Each agreement evidencing an award may contain provisions relating to the effect upon the award of an employee participant’s termination of employment or a director’s termination of service by reason of retirement, death, disability or otherwise.

Change in Control.  Under the 2004 plan, a change in control means the first to occur of the following events:

(1)	the individuals who, as of July 24, 2008, were members of the Board of Directors (the “Incumbent Directors”) cease to constitute at least a majority of the Board; except that any individual who becomes a director after July 24, 2008 and whose election, or nomination for election, by Belo’s shareholders was approved by a vote of at least a majority of the Incumbent Directors will be considered an Incumbent Director, other than as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board;

(2)	the consummation of (A) a merger, consolidation or similar form of corporate transaction involving Belo or (B) a sale or other disposition of all or substantially all the assets of Belo, unless, immediately following such transaction or sale, (i) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of Belo common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such transaction or sale beneficially own more than 60% of the combined voting power of the then outstanding voting securities of the entity resulting from such transaction or sale (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such transaction or sale, of the Company’s outstanding voting securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the transaction or sale as a result of their ownership prior to such consummation of voting securities of any entity involved in or forming part of such transaction or sale other than Belo or its subsidiary), (ii) no person or entity (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any entity controlled by the Continuing Entity) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity, and (iii) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such transaction or sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such transaction or sale;

(3)	the shareholders of Belo approve a plan of complete liquidation or dissolution of Belo; or

(4)	any person, entity or group becomes the beneficial owner of securities of Belo representing 30% or more of the combined voting power of the Company’s voting securities; provided, however, that for purposes of this item (4), the following acquisitions will not constitute a change in control: (A) any acquisition directly from Belo, (B) any acquisition by Belo or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Belo or any of its subsidiaries, (D) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities, or (E) any acquisition pursuant to a transaction or sale that does not constitute a change in control for purposes of item (2) above.

For purposes of applying the provisions of items (2) and (4) above at any time on or after July 24, 2008, neither Robert W. Decherd nor any person or entity holding voting securities of the Continuing Entity or the Company, as applicable, over which Robert W. Decherd has sole or shared voting power will be considered to be the beneficial owner of 30% or more of such voting securities.

Limitation on Awards

Awards under the 2004 plan will be subject to the following limitations:

(a)	No more than five million shares will be issued or transferred as restricted stock or deferred shares, excluding any such shares awarded to directors.

(b)	No more than 10 million shares, subject only to adjustment as described in “Adjustments” above, may be issued as incentive stock options.

(c)	The maximum aggregate number of shares that may be subject to stock options, appreciation rights, deferred shares, performance shares and restricted stock granted to any employee participant during a calendar year will not exceed one million shares, subject to adjustment as described in “Adjustments” above. This limitation will apply whether the award is paid in cash or shares of Belo common stock.

(d)	The maximum aggregate cash value of payments to any employee participant for any performance period pursuant to an award of performance units will not exceed $3 million.

(e)	The maximum Executive Compensation Plan Bonus paid to any employee participant during any calendar year will not exceed $5 million.

Transferability; Amendments; Termination

Unless the Compensation Committee determines otherwise, (1) no award will be transferable by a participant other than by will or the laws of descent and distribution and (2) no stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant or his or her guardian or legal representative.

The 2004 plan may be amended from time to time by the Compensation Committee or the Board of Directors, but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 2004 plan failing to satisfy any applicable requirements of the New York Stock Exchange, Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The Board of Directors may terminate the 2004 plan at any time; provided, that no such termination will adversely affect any outstanding awards under the 2004 plan.

Benefits under the 2004 Plan

Grants were made during the year ended December 31, 2008 under the 2004 plan for performance in 2008. Please see the “Compensation Discussion and Analysis” section of this proxy statement and the “Grants of Plan-Based Awards in 2008” table for information regarding the 2008 grants to the named executive officers for 2008 performance and the “Belo Corp. Outstanding Equity Awards at Fiscal Year-End 2008” table in the “Executive

Compensation” section of this proxy statement for information regarding all awards held by named executive officers under the 2004 plan as of December 31, 2008. All executive officers as a group (5 persons), the non-executive officer employee group and the non-executive director group held 361,000 stock options and 483,847 restricted stock unit awards, 1,301,480 stock options and 717,136 restricted stock unit awards, and 275,280 stock options and 52,186 restricted stock unit awards, respectively, as of December 31, 2008 under the 2004 plan. Please see the “Director Compensation” table of this proxy statement for information about awards held by each non-employee director as of December 31, 2008 under the 2004 plan. No determination has yet been made as to the future awards, if any, that any individual who is eligible to participate in the 2004 plan will be granted.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2004 plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Non-Qualified Stock Options.  Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the optionee’s exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Company’s deduction will be taken in the Company’s taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

Incentive Stock Options.  An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares. Belo generally will not be entitled to any income tax deduction upon disposition of the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. Belo generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee upon an Early Disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of “tax preference” for alternative minimum tax purposes.

Appreciation Rights.  Recipients of appreciation rights do not recognize income upon the grant of awards. When a recipient elects to receive payment under an appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

Deferred Shares.  Recipients of deferred shares will generally recognize ordinary income equal to the fair market value of deferred shares on the date that the shares are distributed to the recipient. Belo will be entitled to a tax deduction for the same amount. The holding period to determine whether a recipient has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the shares are transferred to the recipient, and a recipient’s tax basis for the shares will generally equal the fair market value of the shares on the same date.

Restricted Stock.  Grantees of restricted stock generally do not recognize income at the time of the grant. However, when shares of restricted stock become free from any restrictions, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, and Belo will receive a corresponding deduction. Alternatively, a grantee of restricted stock may, pursuant to Section 83(b) of the Code, elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which event Belo would receive a corresponding deduction at that time.

Performance Shares and Performance Units.  Grantees of performance shares and performance units do not recognize income at the time of grant. When performance shares or performance units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the shares or units paid, and Belo will receive a corresponding deduction.

Change in Control.  If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute “excess parachute payments” under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for a similar amount.

Limitation on Deduction.  Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee (within the meaning of Section 162(m) of the Code) to the extent such remuneration exceeds $1 million per taxable year. Section 162(m) of the Code does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and (3) except in the case of appreciation rights and eligible stock options, the Compensation Committee certifies that the goals have been met before the compensation is paid to the covered employee. Compensation arising from appreciation rights and stock options in which the exercise price is no less than the fair market value on the date of grant constitutes compensation on account of attainment of a performance goal as long as the shareholders approve the 2004 plan, including the maximum number of shares per participant over a specific time period.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for approval of the Belo Amended and Restated 2004 Executive Compensation Plan.

The Board of Directors recommends a vote FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Belo’s independent auditors for the fiscal year ended December 31, 2008. The Audit Committee has appointed Ernst & Young LLP to serve in such capacity for 2009, and as a matter of good corporate governance has determined to submit the appointment of Ernst & Young LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 and the reviews of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2008 and December 31, 2007:

	2008		2007

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$897,750		$1,468,750

Audit-Related Fees (consists of audits of employee benefit plans and consultations on financial accounting and reporting, and annual subscription to EYOnline)	$254,868	(1)	$725,853	(2)

Tax Fees (consists of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$284,410		$384,696

All Other Fees	$—		$—

(1)	A total of $110,000 of this amount is attributable to services related to the spin-off of A. H. Belo.

(2)	A total of $596,500 of this amount is attributable to services related to the spin-off of A. H. Belo.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR Proposal Three for the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm.

PROPOSAL FOUR: CONSIDERATION OF A SHAREHOLDER PROPOSAL RELATING TO
REPEAL OF BELO’S CLASSIFIED BOARD

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, Room 736, New York, New York 10007-2341, together owning, as of November 18, 2008, 253,805 shares of the Company’s common stock, has notified the Company that the boards of trustees of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension, and the New York City Board of Education Retirement System, intend to present the following proposal for consideration at the meeting. The Board of Directors opposes such shareholder proposal for the reasons set forth below.

Shareholder Proposal

“BE IT RESOLVED, that the stockholders of Belo Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.”

“SUPPORTING STATEMENT: We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.”

“In addition, since only a fraction of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.”

“We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.”

Statement Against Shareholder Proposal

The Belo Board of Directors unanimously recommends a vote AGAINST the proposal for the following reasons:

The Board and the Nominating and Corporate Governance Committee have given this proposal careful consideration and believe that it should not be implemented. Substantially the same shareholder proposal, submitted by substantially the same shareholders, was considered at Belo’s 2007 and 2008 annual meetings of shareholders and rejected by over 70% and 72%, respectively, of the votes cast at those meetings.

Under the Company’s Bylaws, the Board of Directors consists of three classes of directors with three-year staggered terms. Each year, shareholders elect one-third of the Company’s directors. This classified structure has been in place since 1983 and has been and continues to be an integral part of the Company’s overall governance.

For the reasons discussed below, the Board and the Nominating and Corporate Governance Committee believe that a classified board is more advantageous to and better serves the long-term interests of the Company and its shareholders, in contrast to a board that is elected annually. The Board and the Nominating and Corporate Governance Committee believe that each of the benefits of a classified board discussed below are particularly important currently, in light of the refocusing of the Company’s business as a result of the recent spin-off of the newspaper business, and the depressed stock prices that currently prevail in the marketplace.

•	Stability and Continuity. The three-year staggered terms provide stability, enhance mid- and long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company. This ensures that the Board has solid knowledge of the Company’s business and strategy. Directors who have experience with the Company and knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its shareholders. At the same time, the Company’s shareholders have an opportunity each year to elect several directors and to shape long-term decision-making of the Board accordingly.

•	Accountability to Shareholders. The Board further believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of how often they stand for election. The Board believes that directors elected to three-year terms are not insulated from this responsibility and are as accountable to shareholders as directors elected annually. Moreover, the Board has adopted a policy that incumbent directors who do not receive a majority of the votes cast must tender their resignation. This majority voting policy, a copy of which is attached as Appendix A, further enhances director accountability.

•	Corporate Governance. The Board is committed to corporate governance practices that will benefit the Company’s shareholders and regularly examines these practices in light of the changing environment. The Company’s Corporate Governance Guidelines focus on the independence and quality of the members of the Board and its effective functioning.

•	Protection Against Unfair and Abusive Takeover Tactics. A classified board is designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. The classified board structure enhances the ability of the Board to negotiate the best results for all shareholders in any takeover proposal, negotiate with the sponsor on behalf of all shareholders and weigh alternatives to provide maximum value for all shareholders.

For these reasons, the Board recommends a vote AGAINST this shareholder proposal.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, SEC regulations implementing this legislation, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, and Lloyd Ward. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held six meetings in 2008. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2008 annual meeting of shareholders.

Committees of the Board

Each of the Board’s standing committees consists of Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, and Lloyd Ward, each of whom is an independent director under the NYSE listing standards and under the independence standards set forth in Belo’s corporate governance guidelines.

The Belo Board has the following committees:

Audit Committee.  Wayne Sanders chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met six times during 2008.

The Board has determined that each member of the Audit Committee meets both the SEC and the NYSE standards for independence. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Wayne Sanders, the chairman of the Audit Committee, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Judy Craven chairs the Compensation Committee. Anne Szostak will become chair of the Compensation Committee effective with the annual meeting of shareholders. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his or her compensation level based on this evaluation. The Compensation Committee makes recommendations to the Board for base salaries of other executive officers and compensation for non-management directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, 2004 Executive Compensation Plan (collectively, “Executive Compensation Plans”), The G. B. Dealey Retirement Pension Plan, the Belo Savings Plan, the Change in Control Severance Plan, the Pension Transition Supplement Plan, and the Pension Transition Supplement Restoration Plan. The Committee also has responsibility for senior executive succession planning. The Compensation Committee met six times during 2008.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. In February 2007, the Compensation Committee engaged Mercer as its compensation consultant. The scope of Mercer’s engagement was to undertake a comprehensive review of Belo’s executive compensation programs, and to assist in executive compensation recommendations for year-end 2007 and for 2008. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by Henry Becton, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met four times in 2008.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult Belo’s bylaws, which are available upon request, for more specific information prior to submitting a nomination. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and

Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s Web site at www.belo.com under “About Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditors, Belo’s audited consolidated financial statements and the audit of the effectiveness of Belo’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP various matters, including the firm’s judgments as to the quality of Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Respectfully submitted,

Audit Committee
Wayne R. Sanders, Chairman
Henry P. Becton, Jr.
Judith L. Craven, M.D., M.P.H.
M. Anne Szostak
Lloyd D. Ward

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, P. O. Box 655237, Dallas, Texas 75265-5237. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

Belo’s executive officers as of December 31, 2008 were as follows:

Name	Office Held as of December 31, 2008	Office Held Since

Dunia A. Shive	President and Chief Executive Officer	2008	(1)

Dennis A. Williamson	Executive Vice President/ Chief Financial Officer	2006	(2)

Guy H. Kerr	Executive Vice President/Law and Government and Secretary	2007	(3)

Peter L. Diaz	Executive Vice President/Television Operations	2007	(4)

Marian Spitzberg	Senior Vice President/Human Resources	2000	(5)

(1)	Member of the Board of Directors. (See “Directors Continuing in Office” above for additional information.)

(2)	Dennis Williamson, age 61, has been Chief Financial Officer of the Company since January 2004 and has served as executive vice president since February 2006. He was a senior corporate vice president of Belo from November 2002 through January 2006 and served as senior vice president of the Television Group from January 2000 to November 2002. From February 1997 to January 2000, Dennis was president/General Manager of KING-TV in Seattle, Washington. Dennis joined Belo in February 1997 in conjunction with the Company’s acquisition of The Providence Journal Company. KING-TV is a subsidiary of Belo.

(3)	Guy Kerr, age 56, has been executive vice president/Law and Government since November 2007 and has been secretary since June 2000. He served as senior vice president/Law and Government from July 2003 through November 2007 and senior vice president/General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP (now known as Locke Lord Bissell & Liddell LLP) in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

(4)	Peter Diaz, age 52, was named executive vice president/Television Operations in November 2007 and oversees the Company’s television and cable news operations. He served as senior vice president of Belo from February 2006 until November 2007 and as president and General Manager of KHOU-TV in Houston from January 1999 through January 2006. Peter joined Belo in 1984.

(5)	Marian Spitzberg, age 60, served as senior vice president/Human Resources from February 2000 until she retired as an executive officer of the Company effective as of January 2, 2009. She served as vice president/Deputy General Counsel from January 1997 until February 2000 and as secretary from July 1998 until February 2000. Marian joined Belo in March 1992.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following executive summary highlights and summarizes information from this Compensation Discussion and Analysis and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire Compensation Discussion and Analysis section and the compensation tables that follow for a more complete understanding of our executive compensation program.

On February 8, 2008, the Company spun off its newspaper businesses and related assets into A. H. Belo Corporation. As a result, the Company became a separate publicly-held television company. Prior to the spin-off, the Compensation Committee (the “Committee”) took measures involving compensation aimed at retaining executives and other key employees and motivating them towards the successful completion of the spin-off transaction. The Company instituted selective retention bonuses payable in 2008 for officers and others who were not members of its then-current Management Committee.

Prior to the spin-off, the Committee worked with Mercer LLC (“Mercer”), its executive compensation consultant, on a comprehensive review of the Company’s executive compensation structure. This resulted in changes to the bonus structure for members of the Company’s Management Committee designed to give the Company more flexibility to reward individual performance or to acknowledge exceptional performance by the Company relative to its peers in a transitional industry operating environment. These measures included a discretionary bonus component for Management Committee members related to the achievement of non-financial objectives and a potential discretionary upwards adjustment of earned annual performance bonus if merited by the Company’s performance in comparison to its peers. However, as the U.S. economy continued to deteriorate and the effects were felt in the media industry generally and the Company specifically, the Committee determined not to make discretionary bonus awards for 2008. The Compensation Committee throughout 2008 continued to meet to discuss and review compensation trends. In light of economic conditions, and considering the challenge of collecting data related to peer company performance, the Committee decided to consider performance relative to peers, if available, when evaluating the non-financial discretionary component of cash incentives.

The significant downturn in the U. S. economy during 2008 negatively affected both the Company’s revenues and its stock price. For this reason, the Company took action to align expenses with expected lower 2009 revenue levels. In November 2008, the Company instituted a twelve-month wage freeze affecting all employees, including its executive officers. Subsequently, on March 10, 2009, the Company announced that all participants in the Executive Compensation Plan, including each of the named executive officers, will be subject to a 5% decrease in base salary beginning in April 2009. The reduction in base salary is expected to remain in place at least through the end of the year. In December 2008, the Company departed from its past approach of targeting the median of available market data in determining the size and type of long-term incentive awards to Executive Compensation Plan participants, including the named executive officers. Instead, the total value of long-term incentive awards made in December 2008 was significantly less than the prior year awards and the median market values in consideration of the Committee’s desire to moderate the level of share utilization given the Company’s recent stock price decline and the general downward trend in the size of long-term awards reflected in compensation survey data used by the Company.

This Compensation Discussion and Analysis reflects compensation of the Company’s named executive officers for the calendar year 2008. To the extent that the 2009 compensation practices are expected to differ from 2008 compensation, it summarizes the anticipated differences for next year. Effective with the spin-off on February 8, 2008, the Company’s then-Chief Executive Officer, Robert Decherd, ceased being an executive officer of the Company and became an executive officer of A. H. Belo and the non-executive chair of the Belo Corp. Board of Directors. At that time, Dunia Shive became the Company’s president and Chief Executive Officer and Peter Diaz became a member of the Company’s Management Committee. Thus, the compensation tables that follow contain, with respect to Mr. Decherd, only that six-week portion of 2008 compensation that relates to Mr. Decherd’s service as a Belo executive officer prior to the spin-off along with his compensation received for board service. Marian Spitzberg, senior vice president/Human Resources and a member of the Management Committee, retired from the Company effective January 2, 2009.

Overview of Compensation Program

The Compensation Committee of the Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. Prior to the spin-off in February 2008, the primary management liaisons to the Committee were the Company’s then Chief Executive Officer, Robert Decherd, and its senior vice president/Human Resources, Marian Spitzberg. Following the spin-off, the Company’s president and Chief Executive Officer, Dunia Shive, became the primary liaison along with Ms. Spitzberg. In addition, in October 2008, Kim Besse joined Belo Corp. as its vice president/Human Resources, and effective as of January 2, 2009, upon Ms. Spitzberg’s retirement, became the primary management liaison along with Ms. Shive.

Compensation Objectives

The Company has adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

Setting Executive Compensation

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Beginning in February 2007, Mercer was retained for this purpose. Mercer provides information, analyses, and objective advice regarding executive and director compensation, as described below. Mercer reports directly to the chair of the Compensation Committee, and also works with the Company’s management liaisons in developing market information to assist the Committee in making its decisions.

Surveys and Determination of the Market.  Following the spin-off, Belo became a television-focused organization, and beginning in 2008, its compensation programs were designed to be competitive in that market. The Company’s compensation consultant assisted management in determining a peer group consisting of companies in the television industry (the “Peer Survey”). Peer selection was focused on size of the company in terms of revenue because revenues provide a reasonable point of reference for comparing like positions and scope of responsibility of individual officers. For 2008, we used a limited peer group of television companies with whom we compete for executive talent. The Peer Survey included the following companies:

The E.W. Scripps Company	Gray Television Inc.	Hearst-Argyle Television, Inc.
Journal Communications, Inc.	LIN TV Corp.	Media General, Inc.
Meredith Corporation	Nexstar Broadcasting Group	Sinclair Broadcast Group, Inc.
Young Broadcasting

To establish pay levels for our named executive officers, including Belo’s Chief Executive Officer, all components of direct compensation, including base salary, incentive cash bonus, and long-term incentives of the Peer Survey companies were reviewed. The Company’s compensation consultant noted the median (50th percentile) and the 75th percentile of the Peer Survey for each element of compensation.

As an additional point of reference for purposes of determining long-term incentive compensation, data from general industry (“General Industry Data”) compiled by our compensation consultant was used as supplemental information in cases where the sample size of comparable data was too small for a given executive position. Companies selected by the Company’s compensation consultant were those with revenues ranging from

$500 million up to $3 billion. Our compensation consultant used three survey sources to compile this General Industry Data, but did not provide the specific company names to management or the Compensation Committee. The three survey sources were the Mercer Benchmark Database, the Towers Perrin Executive Compensation Database for General Industry participants, and the Towers Perrin Media Survey.

The Mercer Benchmark Database consisted of compensation survey information from 107 companies with revenues in the $500 million to $1.5 billion range. The Towers Perrin Executive Compensation Database for General Industry participants is a database of 42 companies that participate in Towers Perrin’s compensation surveys, with revenues of less than $1 billion. The Towers Perrin Media Industry CDB Executive Compensation Database, referred to as the Towers Perrin Media Survey, consisted of compensation survey information from 27 companies with media operations, with revenues of less than $3 billion.

Process and Role of Management.  The Company used the Peer Survey in the manner described to develop recommendations in December 2007 for base salary and annual cash incentive compensation levels for the Company’s executive officers in 2008, including Dunia Shive, the Company’s president and Chief Executive Officer following the spin-off. Using the estimated median and 75th percentile of the Peer Survey market data provided by our compensation consultant as a guide, the 2008 base salary recommendations were developed with input from our compensation consultant and were presented by Marian Spitzberg, our senior vice president/Human Resources, to our then-Chief Executive Officer, Robert Decherd. Mr. Decherd and Ms. Spitzberg adjusted these recommendations after taking into account each individual executive officer’s recent performance, as well as his or her experience, level of responsibility and contributions to the Company’s long-term goals during the current year. The base salary and annual cash incentive compensation recommendations, together with ranges where such base salary recommendations fell with respect to the median and 75th percentile of the Peer Survey results, compensation histories, and total cash compensation of the executive officers, were then presented to the Committee, which had full access to its compensation consultant, Robert Decherd and Marian Spitzberg. After consideration of the recommendations and adequate opportunity to address specific questions and concerns, the Committee made final base salary and annual cash incentive compensation recommendations for the named executive officers, excluding Robert Decherd and Dunia Shive, to the non-management members of the Company’s Board of Directors for their approval. In its deliberations, the Board considered the compensation objectives and philosophy of the Company in light of the recommendations. Based on their review and analysis, the non-management members of the Board approved the final compensation to be awarded to each named executive officer, with the exception of Robert Decherd and Dunia Shive. The Committee evaluated and determined Robert’s and Dunia’s compensation after following the same process.

Long-term incentive recommendations were developed initially in October 2008 by Marian Spitzberg and Kim Besse, with input from the Company’s compensation consultant. In putting together the LTI recommendations, it became clear that due to the significant decline in the Company’s stock price, the Company had to change its past approach of targeting the median value in determining the size of long-term incentive awards to ECP participants. Otherwise, the resulting awards would have had an excessive dilutive effect on the Company’s outstanding equity. Given the Company’s stock price and the unprecedented decline in the television industry sector, management decided that, upon the advice and guidance of its compensation consultant, it needed to look beyond the Peer Survey to set appropriate long-term incentive compensation levels and in doing so, referenced General Industry Data as described previously.

Using a compilation of the market data provided by our compensation consultant, the Company targeted aggregate LTI awards for ECP participants, including the named executive officers, that would not result in more than 2% dilution of the Company’s outstanding Series A Common Stock. Utilizing that pool of LTI awards, the Company then developed LTI award recommendations for its named executive officers that would result in awards in the range of 25 to 50 percent of the median value. LTI recommendations were presented to Dunia Shive, our president and Chief Executive Officer. Dunia Shive, Marian Spitzberg and Kim Besse further adjusted these recommendations to reflect the appropriate level of share utilization given the Company’s stock price and the expense of such awards in light of the continuing deterioration of economic conditions. These recommendations were presented to the Committee, which had full access to its compensation consultant, Dunia Shive, Marian Spitzberg, and Kim Besse who were involved in the formulation of recommendations. The Committee and the non-management members of the Board evaluated the recommendations and determined the long-term incentive awards for the named executive officers.

Timing of Decisions.  Typically, the Compensation Committee has three regularly-scheduled meetings each year in or around February, July and December. The Committee may also have special meetings by telephone or in person periodically as necessary to address compensation issues that may arise from time to time. With respect to 2008 compensation for our executive officers, the Committee held the following meetings, in person or telephonically, to review, discuss, and set or recommend compensation levels:

December 2007	Reviewed and determined recommendations for 2008 base salaries and individual cash incentive opportunities

February 2008	Set 2008 financial performance targets; established a maximum incentive award pool for tax deductibility under Section 162(m)

July 2008	Reviewed and discussed compensation issues, policies, and trends; began review of overall compensation program in light of economic trends

September 2008	Reviewed and discussed long-term incentive award issues and trends

December 2008	Considered and approved preliminarily 2008 cash incentive bonuses and time-based restricted stock unit awards based on estimated 2008 financial performance; granted stock option awards

March 2009	For purposes of 2008 compensation, certified 2008 financial performance to determine cash incentive bonuses and restricted stock unit awards

Elements of 2008 Executive Compensation

For 2008, the principal elements of compensation for named Belo executive officers were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The structure of the Company’s executive compensation program is set forth in the 2004 Executive Compensation Plan, as amended (referred to as the ECP or the 2004 plan), which was approved by the Company’s shareholders in 2004 and is subject to shareholder re-approval at the 2009 annual meeting of shareholders. For more information, see “Proposal Two: Approval of the Belo Amended and Restated 2004 Executive Compensation Plan” on page 15 of this proxy statement. The ECP is administered by the Committee. The ECP provides for two elements of compensation: short-term cash incentives (performance bonuses), and long-term equity-based compensation. Awards under the ECP supplement ECP participants’, including executive officers’, base salaries.

Officers of the Company and its subsidiaries, including Belo’s Chief Executive Officer and its other executive officers, are eligible to participate in the ECP. Additional ECP participants are selected by the Committee based on management’s evaluation of an individual’s ability to affect significantly the Company’s profitability.

Base Salary.  Base salaries for executive officers are reviewed annually. In determining base salaries for 2008, the Company used the base salary median and 75th percentile data from the Peer Survey as reference points for determining appropriate compensation levels. Further consideration was then given to each executive’s current position and the anticipated future role he or she would play in the stand-alone television company following the spin-off. In consideration of each of their significant years of experience in the roles they currently held, recommendations for Dennis Williamson, Guy Kerr and Marian Spitzberg were presented to the Committee at levels that were slightly above the 75th percentile of the Peer Survey data. These relatively higher salary recommendations were considered appropriate in light of the complexity of leading the Company through the transition following the spin-off and in recognition of their proven experience in those roles. Further, an emphasis on retention was a key factor in securing the executive leadership necessary for the transition. Dunia Shive and Peter Diaz each received significant increases in base salary as compared with 2007. The Committee considered that each of them was entering a new role with expanded levels of responsibility at the time of the spin-off, and also considered their limited tenure in the expanded role. As a result, their base salaries were set below the median of the reported survey data. As described in “Process and Role of Management,” the Company presented these recommendations to the Committee, who, upon further review and discussion with the management liaisons, presented them to the Board for final approval, except with respect to the recommendation for Dunia Shive as Chief Executive Officer, for which the Committee had the final authority for approving compensation.

These 2008 base salary amounts were initially frozen for 2009 as part of a Company-wide effort to control operating expenses. However, based on continuing economic challenges that have persisted throughout the first months of 2009, a determination was made to reduce the base salaries of all ECP participants by 5%, including the named executive officers. This salary reduction is to be effective in April 2009 and is expected to remain in place at least through the end of the year.

Annual Cash Incentive Opportunity.  Consistent with our objective of motivating and rewarding executives for achievement of the Company’s financial and non-financial performance objectives, each executive officer is eligible to receive annual cash incentive compensation based on financial performance objectives established in the annual financial plan (the Plan), approved by the Board at the beginning of each year. These performance goals are communicated to our executive officers at the beginning of each year. The financial performance objectives vary from year to year and reflect the cyclical nature of the Company’s businesses due to fluctuating advertising demand, for example, relating to election years, the Olympics and other U. S. sports events, in addition to taking into consideration industry factors that include changes in media use habits by consumers and advertisers.

Under the ECP, in 2008, the Committee established a target bonus opportunity expressed as a percentage of base salary based on competitive market information using the Peer Survey. For 2008, the Committee considered but did not grant awards at the median, or 50th percentile, of the Peer Survey for annual cash incentives. Target bonus opportunities for 2008 for each of the named executive officers were set as a percentage of base salary as follows: Dunia Shive, 85%; Dennis Williamson, 65%; Guy Kerr, 55%; Peter Diaz 55%; and Marian Spitzberg, 55%. The named executive officers’ 2008 target bonus opportunities were all within a 10% range of the median. The target bonus of 85% of base salary for Dunia Shive for 2008 was at the median target bonus for her position as indicated by the Peer Survey. The target bonus opportunity of 65% of base salary for Dennis Williamson was above the survey-indicated median of 55% due primarily to the Committee’s consideration of his performance as Chief Financial Officer and the broad scope of his duties, which also included responsibility for technology. Guy Kerr’s target bonus of 55% of base salary was greater than the median of 50% because of his high level of performance and the scope of his duties, which include serving as the Company’s chief legal officer, with additional responsibility for Government Relations and Internal Audit functions, as well as serving on the Management Committee. Peter Diaz’s target bonus of 55% was greater than the median of 50% in light of his recent assumption of additional executive responsibility, his performance and retention considerations. Marian Spitzberg’s target bonus of 55% of base salary was above the median of 45% out of consideration for her legal background and participation on the Management Committee. These percentages will remain unchanged in 2009 for continuing executive officers. The target bonus opportunities for 2009 for each of the named executive officers are shown in the “Grants of Plan-Based Awards in 2008” table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns.

For 2008, actual bonus amounts earned by ECP participants may range from zero to a maximum bonus of 200 percent of the target bonus opportunity established by the Committee, depending on the level of achievement of Plan target. For 2008, the Committee approved financial performance ranges for the Company’s named executive officers based on the Company’s Plan, as shown in the table below. Bonus payout for performance between the points shown below is pro-rated.

The 2008 EPS goals were established at a level the Company considered to be reasonable, taking into account factors including its transformation to a separate publicly-traded television company following the spin-off. In addition, as described above, the Company’s television business tends to be cyclical, producing higher revenues in years when certain events increase the demand for advertising on the Company’s television stations. At the time EPS goals were established, the Summer Olympics and the U.S. Presidential and other elections and political contests were expected to generate substantial additional revenue.

Performance		Opportunity Payout
Level	2008 EPS Goal	Based on Achievement

Maximum	$0.95	200%
Target	$0.86	100%
Threshold	$0.73	10%
Below Threshold	Below $0.73	0%

The above goals were applicable for non-equity incentive awards under the ECP for each of the named executive officers. The Committee believes that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200% payout of target bonus amount if maximum performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives.

Actual EPS of ($3.21) for the year ended December 31, 2008 was adjusted at the Committee’s discretion. The primary adjustments included the elimination of the effect of expenses related to the impairment of intangible assets. Negative adjustments to reported EPS included share-based compensation expense and the gain on bond repurchases. The adjusted EPS of $0.40, which was approved by the Committee, was then compared to the EPS target of $0.86, with the result that achievement was below the minimum performance threshold. As reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, no cash incentive payments were earned by the executive officers with respect to 2008 performance.

In October 2007, in connection with the spin-off of A. H. Belo, the Company agreed to pay certain officers and managers special 2008 retention bonuses payable 90 days after completion of the spin-off. Although none of the Company’s then-current Management Committee members received a special guaranteed bonus in connection with the spin-off transaction, Peter Diaz, who became a Management Committee member and executive officer of the Company effective with the spin-off, received a special bonus in connection with the spin-off in the amount of $50,000 that was paid in August 2008. In addition, in recognition of her 17 years of service to the Company in the Legal and Human Resources areas, the Committee awarded Marian Spitzberg a special bonus in the amount of $150,000 upon her retirement. These amounts are reported in the “Bonus” column of the Summary Compensation Table.

Additionally, for 2009, the Company has determined that financial performance equal to the Company Plan will result in a reduced payout of 50% of each executive’s target bonus amount. Financial achievement at the maximum level will still result in a 200% payout with appropriate proration for performance between Plan and Maximum. However, financial performance below Plan will not result in a bonus payout of any amount for 2009.

Discretionary Cash Incentive Bonuses.  In addition to the annual cash incentive opportunity, the Committee establishes an annual performance-based incentive pool for each senior executive, as permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code. This performance pool (3% of Belo’s consolidated net income for Dunia Shive and 1.5% of Belo’s consolidated net income for each of Dennis Williamson, Guy Kerr, Peter Diaz and Marian Spitzberg) provides a maximum for the grant of additional awards of cash and equity incentives under the ECP, and is designed to allow for tax deductibility of the compensation awarded within the pool.

In connection with the Committee’s review of the Company’s executive compensation structure in 2007, the Committee decided to add discretionary components to the consideration of cash incentives for the named executives. The Committee had the discretion to award up to 25% of each named executive’s total bonus opportunity to recognize individual performance against non-financial objectives. In addition, the Committee had the discretion to consider the Company’s performance against its peer companies and could have adjusted each individual’s earned cash incentive bonus award by up to 20% if the Company’s performance had been positive relative to its peers as determined by a comparison of specific financial measures. However, due to the continuing economic downturn that affected the Company’s performance in 2008 and in light of the expense reduction measures taken at the end of the year, the Committee determined not to make discretionary cash incentive awards to the named executives. The Committee decided for 2009 that it would suspend the discretionary component tied to peer company comparison first introduced in 2008, but would retain the 25% non-financial objective component.

Long-Term Equity Incentive Compensation.  The Company awards long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. Generally, the Committee determines each executive officer’s intended annual LTI compensation value, and then determines the allocation of the LTI compensation award among three of the types of equity instruments available under the ECP: stock options, time-based RSUs, referred to as TBRSUs, and performance-related RSUs, referred to as PBRSUs. The types of LTI equity awards described below are designed to meet its compensation objectives in three ways. First, stock options encourage and reward strong stock price performance, thus aligning the executive’s interests with those of shareholders. Second, PBRSUs reward the achievement of the Company’s annual financial performance goals. Finally, TBRSUs encourage executives to remain with the Company and to focus on its long-term success.

Stock Option Awards.  Generally, stock option awards are granted for shares of Belo Series B common stock at an exercise price equal to the closing market price of Belo’s Series A common stock on the date of grant. Option awards to Company employees vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant. The amounts in the Summary Compensation Table, under the column “Option Awards,” include the accounting expense recognized in 2008 by the Company in accordance with FAS 123R for prior year option grants to the named executive officers, including unvested options granted in prior years.

Time-Based Restricted Stock Unit Awards.  TBRSUs awarded to ECP participants, including executive officers, are based on continued employment with the Company and vest at the end of a three-year period. The Committee believes that the three-year cliff vesting feature of the TBRSUs optimizes their retention effect, and because the ultimate value of the award depends on Belo’s stock price, aligns the recipient’s interest with the maximization of shareholder value. TBRSU awards made to executive officers are granted out of a performance incentive pool amount set for each executive, as discussed previously. These awards are generally made in February or March of the year following the performance period when the Company’s financial results for the prior fiscal year can be determined, the incentive pool amount established, and individual performance considerations can be assessed.

Performance-Related Restricted Stock Unit Awards.  Although PBRSUs may be awarded to ECP participants, including executive officers, no PBRSUs were awarded in 2008. Generally, PBRSU awards are earned based upon the same performance criteria, financial performance achievement levels, and payout levels established annually for short-term cash incentives. After the actual number of PBRSUs earned is determined following the close of the fiscal year, the PBRSUs vest at a rate of 33 1/3% per year over a three-year period.

December 2008 Grants.  In the past, the Committee has made recommendations for LTI compensation levels by matching the positions of Belo’s executives with data for similar positions in companies the size of Belo prior to the spin-off and generally setting grants at the market median value. However, due primarily to the significant decline in the Company’s stock price during 2008 and an analysis by the Committee’s compensation consultant reflecting a general downward trend in the size of LTI awards to executives among peer companies and similarly-sized companies in 2007, the Committee concluded that using prior methodology for determining the size of LTI awards would result in an unacceptably high rate of share utilization. The Committee directed the Company to work with the Committee’s compensation consultant to determine an alternate approach to establishing LTI award levels.

The Company first determined the maximum desired share utilization rate for the awards to ECP participants was 2%. It then considered several alternatives for moderating the size of awards, including reducing the overall value of award amounts, reducing the number of ECP participants receiving awards and substituting time-based cash awards. Based on these considerations, the Company elected to recommend reduced amounts of share-based awards to approximately the same number of ECP participants as in the previous year to further its objectives of motivating performance and retention of key executives. To emphasize these objectives and because of the difficulty of setting performance goals in an uncertain economic environment, the Company recommended that LTI awards be allocated 50% in stock options and 50% in TBRSUs.

Given the maximum number of shares desired to be issued, management then determined an allocation of awards that was in the range of 25% to 50% of the market median for each named executive officer. An option award recommendation for each named executive officer was then presented to the Committee in December 2008. The Peer Survey was the primary source of survey data for these recommendations, but in determining recommendations the Company also used the General Industry Data provided by its compensation consultant as a guide. The information considered by the Compensation Committee reflected the total estimated value of each award, including the TBRSU component, that was to be considered by the Compensation Committee in March 2009. Based on its discussions of the Company’s need to retain and motivate key leadership, especially during difficult economic periods, the Committee rounded the recommendations up slightly. The Committee awarded a total of 452,500 stock options in December 2008 to the named executive officers as follows: Dunia Shive, 200,000; Dennis Williamson, 62,500; Guy Kerr, 90,000; and Peter Diaz, 100,000. No LTI award was made to Marian Spitzberg in view of her retirement from the Company at the end of 2008. The amounts in the Summary Compensation Table, under the column “Option Awards,” include the accounting expense recognized in 2008 by the Company in accordance with FAS 123R for these option grants to the named executive officers, and are also reflected in the “Grants of Plan Based Awards in 2008” table under the column, “All Other Option Awards: Number of Securities Underlying Options.”

March 2009 Grants.  At its March 2009 meeting, the Compensation Committee certified the amount of the annual incentive pool for each named executive officer and determined the awards that would be made from this pool. The Committee supports the use of equity based awards to serve as retention and recognition for executive officers and therefore determined to award TBRSUs from the pool. The Committee reviewed the preliminary TBRSU recommendations first evaluated in December 2008. Based on the unpredictable market conditions and the belief that current market values of Belo stock are significantly understated, the Committee determined that the value-based equity award approach used in previous years, which relied heavily on relative market data from industry surveys, should be replaced by a share-based approach to compensation. The resulting TBRSU awards, together with the value of the options awarded in December 2008, were considerably below median market values. However, the number of actual units awarded was considered appropriate by the Committee as increases in future stock prices may deliver significant value to the executives upon vesting of the TBRSUs in approximately three years. Awards made effective March 3, 2009 to the named executive officers were as follows: Dunia Shive — 65,000; Dennis Williamson — 22,500; Guy Kerr — 30,000; and Peter Diaz — 32,500.

Retirement Benefits.  Through March 31, 2007, the Company offered pension benefits to certain employees through its tax qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided with transition benefits, including the granting of five years of additional credited service. In addition, the Company had maintained for many years the Belo Supplemental Executive Retirement Plan, or SERP, for key executives approved by the Committee, including the named executive officers. The Company’s SERP was an account-balance plan, and did not guarantee a specific benefit amount to participants. The primary purpose of the SERP was to provide retirement benefits to key executives to restore retirement benefits restricted by IRS limits on qualified plans, such as the Pension Plan and the Belo Savings Plan (401(k) Plan) in which our executive officers also participate. In December 2007, the Compensation Committee and the Company’s Board of Directors approved the distribution of amounts in the SERP accounts to all participants, including the named executive officers, and the suspension of contributions to the SERP to permit the Company to determine the suitability of the SERP to Belo’s compensation objectives following the spin-off. The distribution of the accumulated SERP benefits, all of which were earned by the named executive officers in previous years with the Company, is included in the “Non-Qualified Deferred Compensation for 2008” table under the column, “Aggregate Withdrawals/Distributions.” No additional SERP benefits have been earned or accrued.

In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans, which are designed to provide supplemental pension benefits for all employees who were participants in the Pension Plan at the time it was frozen. The Belo Pension Transition Supplement Plan, or PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The Belo Pension Transition Supplement Restoration Plan (Restoration Plan) is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. A participant in either plan must be actively employed on the last day of the plan year in which the contribution was earned in order to receive a contribution. The amount of the contribution is determined by applying an actuarially determined factor to the participant’s eligible compensation earned during a given plan year. Participant accounts are funded following any plan year or period in which a benefit is earned. Participants are fully vested in their account balances at all times and are able to direct the investment of their accounts in the same manner as under the Belo Savings Plan. Upon termination of employment, a participant’s benefit is distributed in a single lump sum payment. Distributions from the PTS are subject to IRS early withdrawal restrictions associated with qualified plans. Amounts sets forth in the Summary Compensation Table under the column, “All Other Compensation,” include amounts contributed by the Company to our named executive officers under the PTS Plan during 2008, the specific amounts of which are set forth in footnote 5 to that column. Since there were zero account balances in the Restoration Plan as of December 31, 2008, no Restoration Plan benefit payments are included in that column or in the “Non-Qualified Deferred Compensation for 2008” table.

Change in Control and Severance Benefits

Change in Control Severance Plan.  The Company does not presently have any individual employment severance agreements with executive officers. However, effective in September 2007, the Compensation Committee recommended and Belo’s Board adopted a Change in Control Severance Plan (the “Severance Plan”). The adoption of the plan was preceded by a comprehensive review by our compensation consultant of change in control severance plans at peer media companies and in general industry. The study indicated that change in control arrangements were common and are generally viewed as an important tool for attracting and retaining executive talent. Over 70 percent of the companies in the peer and general industry groups reviewed provided participation in change in control plans to key executives. Based upon this review, the Committee directed Mercer to recommend a change in control plan that would be appropriate for the Company, given its industry and size. Belo’s plan was adopted in light of media industry consolidation, including a number of notable industry mergers, in order to promote executive retention and reduce the level of uncertainty and distraction that is likely to result from a change in control or potential change in control of Belo. The Severance Plan provides for severance benefits for designated participants. The current participants, as designated by the Compensation Committee, are the continuing named executive officers of Belo. Additional participants may be designated by the Committee from time to time. Belo does not design its other elements of compensation in anticipation of a change in control, but instead change in control payments are designed to provide security to executives in the event of job loss in a triggering transaction.

When the Compensation Committee first approved the Severance Plan, it determined that payment and benefit levels set forth in the plan were appropriate in light of survey data for media companies the size of the Company following the spin-off, and the initial severance multiples for participants in the Severance Plan were set in the range of 3.0 to 1.5. However, based upon further review during 2008, management recommended the Compensation Committee and the Board approve an amendment to the Severance Plan effective December 31, 2008 to reduce the severance multiple to 2 for the Chief Executive Officer and 1.5 for all other designated participants in light of general economic conditions.

The triggering change in control events under the Severance Plan are similar to those described below in reference to the ECP change in control benefits. If triggered, designated participants in the Severance Plan are entitled to benefits upon termination of employment within 24 months of a change in control of Belo if their termination is (i) involuntary other than for “cause” as defined in the Severance Plan or (ii) voluntary for “good reason” as defined in the Severance Plan. In addition, a participant may voluntarily terminate employment for any reason or without reason during the 30-day period immediately following the first anniversary of a change in control and be entitled to receive payments and benefits under the Severance Plan. The triggering of severance benefits upon the occurrence of both a change in control and termination of employment is a common feature of change in control benefits surveyed. Belo also believes that the ability of a participant to trigger change in control benefits during the one-month period following the first anniversary of a change in control assures continuity of senior management by giving senior executives an incentive to stay following a change in control, knowing that they will not experience a loss of severance benefits should there be incompatibility with new management. Upon such termination, a participant will receive the severance multiple applicable to his or her base salary in effect at the time of change in control, plus the greater of (i) current target bonus in effect prior to the change in control or (ii) actual bonus (defined as the average of the last three years’ bonus payments), multiplied by the severance multiple. In addition, a participant will receive a cash payment in lieu of (1) employer-provided contributions to the Belo Savings Plan, the PTS Plan, and the Restoration Plan for a number of years equal to the severance multiple; (2) employer cost of medical and dental benefits in excess of employee premiums for a number of years equal to the severance multiple; and (3) reimbursement for employment outplacement services up to $25,000 and legal expenses incurred to enforce the participant’s rights under the Severance Plan. If all or a portion of any payment or distribution by Belo under the Severance Plan is subject to excise tax, Belo will make a gross-up payment to the terminated employee.

ECP Change in Control Benefits.  Compensation and benefits under the Company’s ECP may also be affected by a change in control of the Company. Generally under the ECP, a change in control event means the first of the following to occur, unless the Board has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ECP:

•	Specified changes in the majority composition of the Company’s Board;

•	Specified mergers or sales or dispositions of all or substantially all of the Company’s assets;

•	Shareholder approval of a plan of complete liquidation or dissolution of Belo; or

•	Acquisition of more than 30% of combined voting power of Company common stock.

Following a change in control, ECP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Pension Transition Supplement Restoration Plan.  Effective April 1, 2007, the Company adopted the Pension Transition Supplement Restoration Plan, or the Restoration Plan, as a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the Restoration Plan, a change in control will occur on the date that:

•	any person or group acquires more than 50% of the total fair market value or total voting power of Belo stock;

•	any person or group acquires 30% or more of the total voting power of Belo stock;

•	a majority of the members of Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of Belo’s Board prior to the date of such appointment or election; or

•	any person or group acquires Belo assets having a total gross fair market value of 40% or more of the total gross fair market value of all Belo assets.

Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

The spin-off of A. H. Belo was not a change in control under the Belo plans. In addition to the change in control provisions in these plans discussed above, the Company has general severance guidelines that may or may not be followed in any particular instance when an executive officer leaves the Company. These guidelines do not entitle executive officers to any specific severance benefit or amount of benefit in the event of termination of employment with the Company. For additional discussion, see “Change in Control Arrangements and Other Agreements Upon Termination of Employment” and the “Potential Payments on Change in Control or Termination of Employment at December 31, 2008” table on page 56 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Judy Craven (Chair), Henry Becton, Wayne Sanders, Anne Szostak, and Lloyd Ward served as members of Belo’s Compensation Committee during 2008. No member of the Compensation Committee during 2008 was a current or former officer or employee of Belo or had any relationship with Belo requiring disclosure under the caption “Director Compensation — Certain Relationships.” None of Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of Belo’s Compensation Committee during 2008.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE

Judith L. Craven, M.D., M.P.H., Chair
Henry P. Becton, Jr.
Wayne R. Sanders
M. Anne Szostak
Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s principal executive officer, principal financial officer and its three other most highly-paid executive officers (the “named executive officers”) for services in all capacities to Belo for the years ended December 31, 2008, 2007 and 2006, respectively.

Robert Decherd served as Chief Executive Officer of Belo Corp. through February 8, 2008, at which time, Belo Corp. spun off its newspaper businesses into a separate publicly traded company, A. H. Belo Corporation. Compensation information for Robert Decherd that is shown in the table below for 2008 has been pro-rated to reflect his actual period of service as Chief Executive Officer of Belo Corp. The table below also reflects the compensation received by Robert Decherd in 2008 for his services as non-executive Chairman of the Board of Belo Corp.

It is important to note that the executive compensation information in the table below includes required SEC disclosures about long-term equity awards that are valued at SEC-prescribed amounts. The amounts in columns (e) and (f) below reflect accounting expense and not actual award value that may be received by the executive officer upon vesting.

The 2008 compensation information for Dunia Shive, current Chief Executive Officer of the Company, represents a full year of service to the Company, as she was also an executive officer prior to her promotion to Chief Executive Officer effective with the spin-off on February 8, 2008.

Summary Compensation Table
							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Dunia A. Shive	2008	$775,000	$—	$563,979	$55,843	$—	$2,936	$14,950	$1,412,708
President and Chief	2007	$600,000	$150,000	$718,850	$191,045	$450,000	$—	$61,152	$2,171,047
Executive Officer	2006	$535,000	$20,200	$271,823	$400,877	$454,800	$—	$60,827	$1,743,527

Dennis A. Williamson	2008	$541,000	$—	$(543,153)	$58,459	$—	$39,154	$26,341	$121,801
Executive Vice President/	2007	$525,000	$158,700	$1,864,952	$138,817	$341,300	$110,545	$149,121	$3,288,435
Chief Financial Officer	2006	$500,000	$2,600	$343,977	$290,102	$392,400	$57,075	$144,456	$1,730,610

Guy H. Kerr	2008	$500,000	$—	$33,328	$59,141	$—	$11,006	$24,501	$627,976
Executive Vice President/	2007	$470,000	$266,500	$1,239,784	$130,425	$258,500	$75,981	$47,837	$2,489,027
Law and Government and Secretary	2006	$450,000	$700	$177,705	$271,566	$294,300	$20,154	$43,172	$1,257,597

Peter L. Diaz	2008	$460,000	$50,000	$220,351	$29,709	$—	$19,262	$30,897	$810,219
Executive Vice President/	2007	$400,000	$—	$287,490	$65,940	$178,300	$49,364	$61,849	$1,042,943
Television Operations	2006	$380,000	$—	$105,429	$129,979	$301,000	$24,770	$57,184	$998,362

Marian Spitzberg	2008	$365,000	$150,000	$(263,987)	$25,880	$—	$26,763	$24,349	$328,005
Senior Vice President/	2007	$365,000	$99,200	$888,176	$101,911	$200,800	$100,899	$52,986	$1,808,972
Human Resources	2006	$350,000	$1,100	$193,199	$231,492	$228,900	$41,942	$48,321	$1,094,954

Robert W. Decherd	2008	$261,527	$—	$(35,789)	$51,293	$—	$4,981	$27,033	$309,045
Chairman of the Board and	2007	$985,000	$2,113,500	$4,967,189	$503,115	$886,500	$174,230	$574,892	$10,204,426
Chief Executive Officer(6)	2006	$925,000	$11,300	$1,499,519	$1,873,307	$1,088,700	$52,722	$288,945	$5,739,493

(1)	The 2008 amount in column (d) for Peter Diaz represents a special bonus received in connection with the spin-off of the Company’s newspaper businesses that was paid in August 2008. The 2008 amount in column (d) for Marian Spitzberg represents a special bonus paid in recognition of her 17 years of service to Belo Corp. and to commemorate her retirement from the Company effective January 2, 2009. The amounts in column (d) for 2007 represent special bonuses in excess of amounts earned under the ECP in recognition of each executive’s role in helping formulate and manage the spin-off transaction. For 2006, the amounts in column (d) represent the portion of the cash incentive award that was in excess of the ECP formula due to a rounding upward of the named executive officer’s award. Dunia Shive’s 2006 amount also reflects her promotion to president and Chief Operating Officer.

(2)	The amounts in columns (e) and (f) reflect accounting expense recognized in 2006, 2007 and 2008 for all outstanding share-based compensation issued in the form of time-based restricted stock units (“TBRSUs”), performance-related restricted stock units (“PBRSUs”) and stock options. The amounts reported in columns (e) and (f) above were recognized according to the rules of Statement of Financial Accounting Standard Number 123 as Revised (“FAS 123R”), which requires recognition of the fair value of stock-based compensation over the appropriate vesting period for the award. Expense amounts in column (e), Stock Awards, include dividend equivalents, but exclude risk of forfeiture assumptions for purposes of this disclosure. Plan provisions provide for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Therefore, under FAS 123R, expense for equity awards for employees that meet the early retirement criteria must be fully recognized in the year of the award. Robert Decherd, Dennis Williamson, Guy Kerr and Marian Spitzberg meet these criteria. Expense for those executive officers under age 55 represent accounting expense for current and prior year awards.

Because of the significant decline in the Company’s stock price during 2008, substantial fair market value adjustments to unvested RSU awards were made in accordance with FAS 123R, which resulted in large reversals of previous years’ expense in the current year. The components that aggregate the net stock-based compensation expense for 2008 for each of the named executive officers are as follows:

	Ordinary	Change in	Dividend	Total Stock
	Expense	Fair Market Value	Equivalents	Awards Expense

Dunia Shive	$1,038,304	$(531,042)	$56,717	$563,979
Dennis Williamson	$88,890	$(668,579)	$36,536	$(543,153)
Guy Kerr	$590,284	$(588,025)	$31,069	$33,328
Peter Diaz	$399,698	$(200,783)	$21,436	$220,351
Marian Spitzberg	$44,454	$(326,292)	$17,851	$(263,987)
Robert Decherd	$62,621	$(136,646)	$38,236	$(35,789)

The grant date fair value of option awards in 2008 is presented in the “Grants of Plan-Based Awards in 2008” table. There were no TBRSU or PBRSU awards in 2008. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see also Note 5 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2008, filed with the Company’s Annual Report on Form 10-K.

(3)	No performance-based bonuses were earned in 2008. For further discussion of non-equity incentive compensation, see “Compensation Discussion and Analysis” on page 32 of this proxy statement.

(4)	The amounts indicated in column (h) are comprised of the increase in pension value for each named executive officer for the years ended December 31, 2006, 2007 and 2008, except for Robert Decherd, whose change in pension value for 2008 reflects his period of service from December 31, 2007 through February 8, 2008. The changes in the pension value for Dunia Shive for 2007 compared to 2006 and 2006 compared to 2005 were decreases of $5,102 and $501, respectively; however, column (h) includes a value of $0 in 2006 and 2007 for purposes of this disclosure. Changes in pension value for the years ended December 31, 2008 and 2007, reflect the addition of 5 years of service credit and the freeze of all pension benefits effective March 31, 2007. For further discussion, see “Pension Benefits at December 31, 2008” on page 53 of this proxy statement.

(5)	For 2006, 2007 and 2008, Belo contributed the following amounts to the Belo Savings Plan, the Belo Supplemental Executive Retirement Plan and the Belo Pension Transition Supplement Plan, which are included in column (i):

				Pension Transition
		Belo Savings Plan	SERP	Supplement Plan
Name	Year	Contribution	Contribution	Contribution
		(a)	(b)	(c)

Dunia A. Shive	2008	$14,950	$—	—
	2007	$14,625	$46,527	—
	2006	$14,300	$46,527	—
Dennis A. Williamson	2008	$14,950	$—	$11,391
	2007	$11,925	$137,196	—
	2006	$7,260	$137,196	—
Guy H. Kerr	2008	$14,950	$—	$9,551
	2007	$11,925	$35,912	—
	2006	$7,260	$35,912	—
Peter L. Diaz	2008	$14,950	$—	$15,947
	2007	$11,925	$49,924	—
	2006	$7,260	$49,924	—
Marian Spitzberg	2008	$14,950	$—	$9,399
	2007	$11,925	$41,061	—
	2006	$7,260	$41,061	—
Robert W. Decherd	2008	$14,950	$—	$12,083
	2007	$11,925	$541,754	—
	2006	$7,260	$271,055	—

Beginning in 2000, the Belo Savings Plan contribution for Dunia Shive includes an enhanced 401(k) benefit, which she elected in lieu of continuing participation in Belo’s pension plan. See also the “Pension Benefits at December 31, 2008” table below.

The SERP contributions indicated above for 2007 and 2006 were made prior to the Company’s decision to suspend the SERP effective January 1, 2008. For more information, see “Non-Qualified Deferred Compensation for 2008” on page 55 of this proxy statement.

The Pension Transition Supplement (PTS) Plan contributions noted above represent payments made in 2008 to a qualified retirement plan on behalf of all employees that were participants in The G. B. Dealey Retirement Pension Plan on March 31, 2007, the date the plan was frozen. The amount represents an actuarially-determined percent of eligible compensation earned by the executive during the period from April 1, 2007 through December 31, 2007. For more information, see “Post-Employment Benefits” on page 52 of this proxy statement.

The SERP contributions for Robert Decherd indicated above include make-up contributions of $360,932 for 2007 and $90,233 for 2006 that are attributable to his previous participation in the Company’s Management Security Plan (“MSP”), which was terminated December 31, 1999. Of the 2007 make-up amount, $270,699 is attributable to an acceleration of benefits scheduled to have been made in 2009, 2010 and 2011. However, in light of the Company’s decision to suspend the SERP effective January 1, 2008, these future contributions were made in January 2008 prior to the SERP account distribution. For more information, see “Non-Qualified Deferred Compensation for 2008” on page 55 of this proxy statement.

Additionally, amounts in the All Other Compensation column (i) include $8,760 and $7,420 for life insurance purchased for Robert Decherd in 2007 and 2006, respectively, and $12,453 and $3,210 for tax gross-ups in 2007 and 2006, respectively. Of these amounts, $3,520 is related to the life insurance mentioned previously and $8,933 relates to Belo’s MSP make-up contribution to the SERP in 2007. The 2006 tax gross-ups for life insurance and MSP make-up contributions were $2,982 and $2,233, respectively.

The total value of executive perquisites and personal benefits did not exceed $10,000 for any named executive officer.

(6)	Includes $156,280 in cash compensation, $18,559 of stock awards (time-based restricted stock units) and $29,321 of option awards Robert Decherd received in 2008 for his services as non-executive Chairman of the Board of the Company. See “Director Compensation” for information regarding compensation paid to non-employee directors of the Company, and footnotes (1) and (2) to the “Director Compensation” table for more information relating to the TBRSUs and option awards.

The following table summarizes cash-based and equity awards that were granted under the ECP during 2008. Robert Decherd, as Chief Executive Officer of Belo Corp. until February 8, 2008, did not receive any plan-based awards from Belo Corp. during 2008 for his services as an executive officer. Mr. Decherd did receive equity awards in 2008 for his services as non-executive Chairman of the Board.

Grants of Plan-Based Awards in 2008
		Estimated Future Payouts				All Other
		Under Non-Equity			All Other	Option
		Incentive Plan Awards(1)			Stock	Awards:		Grant Date
					Awards:	Number of	Exercise or	Fair Value
					Number of Shares of	Securities	Base Price of	of Stock and
					Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(1)	(#)	($/Sh)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Dunia A. Shive	12/05/2008	$—	$329,375	$1,317,500	—	200,000	$1.88	$38,000
Dennis A. Williamson	12/05/2008	$—	$175,825	$703,300	—	62,500	$1.88	$11,875
Guy H. Kerr	12/05/2008	$—	$137,500	$550,000	—	90,000	$1.88	$17,100
Peter L. Diaz	12/05/2008	$—	$126,500	$506,000	—	100,000	$1.88	$19,000
Marian Spitzberg	12/05/2008	$—	$—	$—	—	—	$—	$—
Robert W. Decherd	02/27/2008	$—	$—	$—	564	2,753	$12.54	$14,148
	05/08/2008	$—	$—	$—	3,431	18,716	$10.20	$69,995

(1)	The estimated future payouts under non-equity incentive plan awards are subject to a performance period that begins on January 1, 2009 and ends on December 31, 2009. Performance is measured against the Company’s financial plan (Plan) for the year. The target amounts indicated in the table represent an established percentage of the executive’s stated annual base salary, with the actual range of award starting at 50% of the target for Plan level performance up to 200% of the target award for performance that is at or above the maximum level of performance. Bonus achievement is based 75% on financial performance criteria measured against reported earnings per share for Belo Corp., as adjusted for significant or unusual events or circumstances that are deemed to be excludable based upon the Compensation Committee’s discretion and 25% on non-financial performance objectives for each executive officer. Non-equity incentive awards in the form of cash bonuses are generally paid in the first quarter of the year following the performance period, subject to approval or certification of performance achievement by the Compensation Committee.

(2)	The options awarded December 5, 2008 are in recognition of each executive’s performance for the year ending December 31, 2008. These awards will vest 40% on December 5, 2009, 30% on December 5, 2010 and the final 30% on December 5, 2011. For additional discussion, see “Compensation Discussion and Analysis” on page 32 of this proxy statement.

(3)	The fair value estimates indicated above are based on the Black-Scholes option pricing model and consider the market price on the date of the award, expected dividends, volatility, risk-free interest rates and expected life of the option.

Marian Spitzberg retired from the Company on January 2, 2009 and therefore was not awarded any Plan-based awards in 2008. However, she did receive a non-equity award in connection with her retirement, which is included in column (d) of the Summary Compensation Table on page 43 of this proxy statement.

For 2008, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, is not meaningful due to the substantial fair market value adjustments for the decline in stock market price. See further discussion in footnote (2) to the Summary Compensation Table. The grant date value of the current year equity awards as indicated in the table above is nominal relative to the total earned compensation of each of the named executive officers. See “Compensation Discussion and Analysis” on page 32 of this proxy statement for a discussion of all components of total direct compensation and objectives for each element, both cash and equity-based awards.

Equity Holdings and Value Realization

Effective on February 8, 2008, Belo spun off its newspaper businesses to form A. H. Belo Corporation. Effective with the spin-off, equitable adjustments were made with respect to stock options and restricted stock units (RSUs) originally relating to Belo common stock. Each outstanding Belo stock option was divided into two stock options: (1) an adjusted Belo stock option covering the same number of shares as the existing option but with an exercise price adjusted to reflect the value of A. H. Belo stock distributed to Belo shareholders; and (2) a new A. H. Belo stock option to acquire the number of shares of A. H. Belo Series B common stock equal to the product of the number of Belo stock options held by the person at the time of the spin-off and the distribution ratio. The exercise price of the new A. H. Belo stock option was established by reference to the relative trading value of the A. H. Belo and Belo common stock on the spin date.

The RSUs were treated for purposes of the spin-off as if they were issued and outstanding shares. The Belo RSUs and the A. H. Belo RSUs, taken together, had the same aggregate value, based on the closing prices of the Belo stock and the A. H. Belo stock on the spin date, as the original RSUs immediately prior to the spin-off. Each stock option and RSU (Belo and A. H. Belo) otherwise has the same terms as the original award. The awards will continue to vest under the original vesting schedule based on continued employment with Belo or A. H. Belo, as applicable.

The following two tables show each named executive officer’s Belo and A. H. Belo equity awards.

The following table contains information on all Belo Corp. equity awards that were outstanding as of December 31, 2008.

Belo Corp.

Outstanding Equity Awards at Fiscal Year-End 2008
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Dunia A. Shive	—	200,000	$1.88	12/05/2018	6,539	$10,201
	30,000		$17.31	12/09/2015	25,000	$39,000
	85,000		$20.18	12/03/2014	19,500	$30,420
	75,000		$22.37	12/05/2013	28,400	$44,304
	76,000		$17.29	12/06/2012	87,240	$136,094
	109,000		$14.32	11/30/2011
	100,000		$13.86	12/01/2010
	77,000		$15.31	12/16/2009
Dennis A. Williamson	—	62,500	$1.88	12/05/2018	4,359	$6,800
	27,000		$17.31	12/09/2015	13,100	$20,436
	60,000		$20.18	12/03/2014	16,307	$25,439
	50,000		$22.37	12/05/2013	23,750	$37,050
	36,000		$17.29	12/06/2012	51,140	$79,778
	50,000		$14.32	11/30/2011
	50,000		$13.86	12/01/2010
	43,000		$15.31	12/16/2009
Guy H. Kerr	—	90,000	$1.88	12/05/2018	3,487	$5,440
	23,000		$17.31	12/09/2015	12,150	$18,954
	55,000		$20.18	12/03/2014	14,180	$22,121
	50,000		$22.37	12/05/2013	20,650	$32,214
	53,000		$17.29	12/06/2012	42,120	$65,707
	80,000		$14.32	11/30/2011
	75,000		$13.86	12/01/2010
	55,000		$13.26	06/16/2010
Peter L. Diaz	—	100,000	$1.88	12/05/2018	5,500	$8,580
	16,000		$17.31	12/09/2015	3,227	$5,034
	23,000		$20.18	12/03/2014	14,830	$23,135
	23,000		$22.37	12/05/2013	9,278	$14,474
	22,400		$17.29	12/06/2012	30,080	$46,925
	40,000		$14.32	11/30/2011
	25,000		$15.31	12/16/2009
Marian Spitzberg	—	—	—	—	2,180	$3,401
	15,000		$17.31	12/09/2015	7,600	$11,856
	50,000		$20.18	12/03/2014	7,800	$12,168
	45,000		$22.37	12/05/2013	11,360	$17,722
	43,000		$17.29	12/06/2012	24,070	$37,549
	65,000		$14.32	11/30/2011
	35,000		$13.86	12/01/2010
	37,000		$15.31	12/16/2009
Robert W. Decherd(4)	—	18,716	$10.20	05/13/2018	3,431	$5,352
	2,753		$12.54	05/08/2017	564	$880
	110,124	47,196	$14.49	12/13/2016	16,346	$25,500
	112,000		$17.31	12/09/2015	59,500	$92,820
	200,000		$20.18	12/03/2014	34,960	$54,538
	200,000		$22.37	12/05/2013	50,920	$79,435
	200,000		$17.29	12/06/2012	157,640	$245,918
	410,000		$14.32	11/30/2011
	332,136		$13.86	12/01/2010
	340,000		$15.31	12/16/2009

(1)	Vesting dates for each outstanding option award for the named executive officers are:

		Dunia A.	Dennis A.	Guy H.	Peter L.	Marian	Robert W.
Vesting Date	Exercise Price	Shive	Williamson	Kerr	Diaz	Spitzberg	Decherd

May 13, 2009	$10.20	—	—	—	—	—	18,716
December 5, 2009	$1.88	80,000	25,000	36,000	40,000	—	—
December 13, 2009	$14.49	—	—	—	—	—	47,196
December 5, 2010	$1.88	60,000	18,750	27,000	30,000	—	—
December 5, 2011	$1.88	60,000	18,750	27,000	30,000	—	—

Robert Decherd’s option award received as a component of his director compensation package is subject to a one-year vesting period. All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). See also footnote (2) of the Summary Compensation Table on page 43 of this proxy statement regarding vesting upon early retirement.

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2008, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company or, as in the case of Robert Decherd, continued employment with A. H. Belo.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

		Dunia A.	Dennis A.	Guy H.	Peter L.	Marian	Robert W.
Vesting Date	Award Type	Shive	Williamson	Kerr	Diaz	Spitzberg	Decherd

February 5, 2009	2005 PBRSU	6,539	4,359	3,487	3,227		16,346
February 5, 2009	2005 TBRSU	25,000	13,100	12,150	5,500		59,500
February 5, 2009	2006 PBRSU	9,750	8,153	7,090	4,638		17,480
May 13, 2009	2008 Director						3,431
July 2, 2009	2005 PBRSU					2,180
July 2, 2009	2005 TBRSU					7,600
July 2, 2009	2006 PBRSU					7,800
July 2, 2009	2006 TBRSU					11,360
July 2, 2009	2007 TBRSU					24,070
February 1, 2010*	2006 PBRSU	9,750	8,154	7,090	4,640		17,480
February 1, 2010*	2006 TBRSU	28,400	23,750	20,650	14,830		50,920
February 1, 2011*	2007 TBRSU	87,240	51,140	42,120	30,080		157,640

Effective with Marian Spitzberg’s retirement on January 2, 2009, all earned but unvested RSUs became fully-vested. However, because of her designation as a key employee under Section 409A of the Internal Revenue Code, payment of her RSUs was postponed for six months.

* February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for the previous completed fiscal year ending December 31. See also footnote (2) to the Summary Compensation Table on page 43 regarding vesting upon early retirement.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Series A common stock for the year ended December 31, 2008 of $1.56.

(4)	Option awards for Robert Decherd with expiration dates of May 13, 2018 and May 8, 2017 were issued as additional compensation earned as a non-employee director of Belo Corp. See footnote (6) to the Summary Compensation Table for more information.

The following table contains information on all A. H. Belo Corporation equity awards received in connection with the February 8, 2008 spin-off transaction that were outstanding as of December 31, 2008.

A. H. Belo Corporation
Outstanding Equity Awards at Fiscal Year-End 2008
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Dunia A. Shive	6,000		$21.67	12/09/2015
	17,000		$25.26	12/03/2014	1,307	$2,849
	15,000		$28.01	12/05/2013	5,000	$10,900
	15,200		$21.64	12/06/2012	3,900	$8,502
	21,800		$17.92	11/30/2011	5,680	$12,382
	20,000		$17.35	12/01/2010	17,448	$38,037
	15,400		$19.17	12/16/2009

Dennis A. Williamson	5,400		$21.67	12/09/2015	871	$1,899
	12,000		$25.26	12/03/2014	2,620	$5,712
	10,000		$28.01	12/05/2013	3,262	$7,111
	7,200		$21.64	12/06/2012	4,750	$10,355
	10,000		$17.92	11/30/2011	10,228	$22,297
	10,000		$17.35	12/01/2010
	8,600		$19.17	12/16/2009

Guy H. Kerr	4,600		$21.67	12/09/2015	697	$1,519
	11,000		$25.26	12/03/2014	2,430	$5,297
	10,000		$28.01	12/05/2013	2,836	$6,182
	10,600		$21.64	12/06/2012	4,130	$9,003
	16,000		$17.92	11/30/2011	8,424	$18,364
	15,000		$17.35	12/01/2010
	11,000		$16.60	06/16/2010

Peter L. Diaz	3,200		$21.67	12/09/2015	1,100	$2,398
	4,600		$25.26	12/03/2014	645	$1,406
	4,600		$28.01	12/05/2013	2,966	$6,466
	4,480		$21.64	12/06/2012	1,856	$4,046
	8,000		$17.92	11/30/2011	6,016	$13,115
	5,000		$19.17	12/16/2009

Marian Spitzberg	3,000		$21.67	12/09/2015	436	$950
	10,000		$25.26	12/03/2014	1,520	$3,314
	9,000		$28.01	12/05/2013	1,560	$3,401
	8,600		$21.64	12/06/2012	2,272	$4,953
	13,000		$17.92	11/30/2011	4,814	$10,495
	7,000		$17.35	12/01/2010
	7,400		$19.17	12/16/2009

Robert W. Decherd	22,025	9,439	$18.13	12/13/2016	3,269	$7,126
	22,400		$21.67	12/09/2015	11,900	$25,942
	40,000		$25.26	12/03/2014	6,992	$15,243
	40,000		$28.01	12/05/2013	10,184	$22,201
	40,000		$21.64	12/06/2012	31,528	$68,731
	82,000		$17.92	11/30/2011
	66,426		$17.35	12/01/2010
	68,000		$19.17	12/16/2009

(1)	Robert Decherd’s unvested outstanding option award with an exercise price of $18.13 will vest on December 13, 2009. All other A. H. Belo option awards held by the named executive officers were fully vested at December 31, 2008.

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). See also footnote (2) of the Summary Compensation Table on page 43 of this proxy statement regarding vesting upon early retirement.

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2008, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company or, as in the case of Robert Decherd, continued employment with A. H. Belo.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

		Dunia A.	Dennis A.	Guy H.	Peter L.	Marian	Robert W.
Vesting Date	Award Type	Shive	Williamson	Kerr	Diaz	Spitzberg	Decherd

February 5, 2009	2005 PBRSU	1,307	871	697	645		3,269
February 5, 2009	2005 TBRSU	5,000	2,620	2,430	1,100		11,900
February 5, 2009	2006 PBRSU	1,950	1,630	1,418	927		3,496
July 2, 2009	2005 PBRSU					436
July 2, 2009	2005 TBRSU					1,520
July 2, 2009	2006 PBRSU					1,560
July 2, 2009	2006 TBRSU					2,272
July 2, 2009	2007 TBRSU					4,814
February 1, 2010*	2006 PBRSU	1,950	1,632	1,418	929		3,496
February 1, 2010*	2006 TBRSU	5,680	4,750	4,130	2,966		10,184
February 1, 2011*	2007 TBRSU	17,448	10,228	8,424	6,016		31,528

Effective with Marian Spitzberg’s retirement on January 2, 2009, all earned but unvested RSUs became fully-vested. However, because of her designation as a key employee under Section 409A of the Internal Revenue Code, payment of her RSUs must be postponed for six months.

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for the previous completed fiscal year ending December 31. See also footnote (2) to the Summary Compensation Table on page 43 regarding vesting upon early retirement.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of A. H. Belo Series A common stock for the year ended December 31, 2008 of $2.18.

The following table presents information on amounts realized from stock awards vested during the 2008 fiscal year. None of the named executive officers exercised any options during 2008.

Option Exercises and Stock Vested in 2008
	Stock Awards
	Belo Corp.		A. H. Belo Corporation
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
(a)	(d)	(e)	(d)	(e)

Dunia A. Shive	16,288	$212,516	3,257	$44,037
Dennis A. Williamson	12,512	$162,592	2,501	$33,755
Guy H. Kerr	10,577	$137,251	2,115	$28,528
Peter Diaz	9,244	$121,497	1,848	$25,067
Marian Spitzberg	6,079	$79,057	1,215	$16,404
Robert W. Decherd	33,826	$444,081	6,765	$91,716

(1)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the second one-third of the December 2005 PBRSU award, which vested on February 13, 2008 at a price of $13.64; and the first one-third of the December 2006 PBRSU award, which vested on February 26, 2008 at a price of $12.65. Peter Diaz also had a special award of TBRSUs with a one-year vesting period that vested on February 13, 2008.

(2)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Corporation Series A common stock on the vesting date. The vested stock awards represent the second one-third of the December 2005 PBRSU award, which vested on February 13, 2008 at a price of $13.79; and the first one-third of the December 2006 PBRSU award, which vested on February 26, 2008 at a price of $13.34. Peter Diaz also had a special award of TBRSUs with a one-year vesting period that vested on February 13, 2008.

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory pension plan was available to substantially all Belo employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees were not eligible to participate in the Pension Plan and individuals who were participants or eligible to become participants prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a tax-qualified defined contribution plan. Dunia Shive made an election effective July 1, 2000 to cease accruing additional pension benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees became eligible for transition benefits which are described under the heading “Pension Transition Benefits” on page 53 of this proxy statement. In addition, beginning April 1, 2007, these executives, along with all other former Pension Plan participants who remained active employees with Belo, became eligible for increased matching and profit sharing contributions by the Company under the Belo Savings Plan, a qualified 401(k) plan maintained for substantially all Belo employees.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo contributions to the Belo Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7%. The Pension Plan also provides for the payment of death benefits.

Pension Transition Benefits.  In connection with the freeze of the Pension Plan, effective April 1, 2007, Belo adopted two separate defined contribution plans, which are designed to provide supplemental pension benefits for all employees that were participants in the Pension Plan at the time it was frozen. The Belo Pension Transition Supplement Plan, or PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Code. The Belo Pension Transition Supplement Restoration Plan (Restoration Plan) is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain a Belo or an A. H. Belo employee through the last day of a designated plan year. The amount of any contribution is determined by applying an actuarially-determined factor to the participant’s eligible compensation earned during a given plan year. Eligible compensation is limited to $230,000 for 2008 for all participants in the PTS and Restoration Plans.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2008, with the exception of Robert Decherd’s, whose benefit is shown as of February 8, 2008. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Plan was frozen on March 31, 2007. Each of the named executive officers, except Dunia Shive, received this five-year credit. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to the Company’s audited financial statements for the fiscal year ending December 31, 2008.

Pension Benefits at December 31, 2008
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)
(a)	(b)	(c)	(d)

Dunia A. Shive	The G. B. Dealey Retirement Pension Plan	7	$51,179
Dennis A. Williamson	The G. B. Dealey Retirement Pension Plan	29	$641,893
Guy H. Kerr	The G. B. Dealey Retirement Pension Plan	12	$184,407
Peter L. Diaz	The G. B. Dealey Retirement Pension Plan	28	$328,603
Marian Spitzberg	The G. B. Dealey Retirement Pension Plan	20	$441,975
Robert W. Decherd	The G. B. Dealey Retirement Pension Plan	39	$725,447

(1)	The number of credited years of service for Dunia Shive is based on her election effective July 1, 2000 to accept a frozen pension benefit in exchange for enhanced participation in the Belo Savings Plan. See also footnote

(5) to the Summary Compensation Table for a discussion of “All Other Compensation,” including the increased Company contribution to the Belo Savings Plan for Dunia during 2006 and 2007.

The Company froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include service through March 31, 2007, the date of the freeze and the five-year credit.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company funded into the PTS Plan, a qualified defined contribution retirement plan, in March 2008. These amounts are shown under the heading “All Other Compensation” in the Summary Compensation Table on page 43 of this proxy statement. The 2008 contribution amounts for each of the named executive officers, which are expected to be contributed to the PTS Plan by April 2009, are as follows:

Dunia A. Shive(a)	—
Dennis A. Williamson	$15,525
Guy H. Kerr	$13,018
Peter L. Diaz	$15,550
Marian Spitzberg	$12,811

(a) Dunia Shive was not an active participant in the Pension Plan at March 31, 2007 and therefore not eligible for PTS payments.

Belo’s pension costs and obligations are calculated using various actuarial assumptions and methodologies as prescribed under SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans. To assist in developing these assumptions and methodologies, Belo uses the services of an independent consulting firm. To determine the benefit obligations, the assumptions the Company uses include, but are not limited to, the selection of the discount rate and projected salary increases. For additional information regarding the valuation methodology and material assumptions used in quantifying the pension benefits, see Note 7 “Defined Benefit Pension and Other Post Retirement Plans” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2008, filed with the Company’s Annual Report on Form 10-K. At December 31, 2008, Robert Decherd, Dennis Williamson, Guy Kerr, and Marian Spitzberg were eligible to receive benefits under the early retirement provisions of the Pension Plan. Furthermore, as Robert Decherd is no longer an employee of Belo Corp., the Pension Plan sponsor, he is eligible to begin receiving retirement benefits at any time under the early retirement provisions of the Plan. Mr. Decherd has not yet elected to begin receiving pension benefits.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  As noted above under “Pension Transition Benefits,” effective April 1, 2007, the Belo Board adopted the Restoration Plan as a non-qualified plan, to provide the portion of the PTS Plan benefit that cannot be provided under the PTS Plan because of IRS Section 415 defined contribution plan limits. The Company will make a 2008 contribution to the Restoration Plan for Peter Diaz in the amount of $6,185. No other named executive officer will receive a 2008 Restoration Plan contribution.

Supplemental Executive Retirement Plan.  Historically, the Belo Supplemental Executive Retirement Plan (“SERP”) provided a supplemental retirement benefit to key executives beyond the qualified retirement benefits allowed by the IRS. Federal tax law limits the amount of annual pay that can be used in calculating benefits under qualified plans such as the Pension Plan and the Belo Savings Plan. Through 2007, Belo made annual contributions to the SERP on behalf of each of its executive officers. These contributions were maintained in a Rabbi Trust and were subject to an annual allocation of the trust fund’s accumulated earnings and losses. The trust was a general asset of the Company and was subject to the claims of the Company’s creditors. Effective January 1, 2008, the Company suspended contributions to the SERP and authorized the distribution of all SERP benefits to participants.

The table below presents the distribution of the SERP for each named executive officer:

Non-Qualified Deferred Compensation for 2008
	Aggregate
	Withdrawals/	Aggregate Balance
	Distributions	at Last FYE
Name	($)	($)
(a)	(e)	(f)

Dunia A. Shive	$919,603	$0
Dennis A. Williamson	$810,833	$0
Guy H. Kerr	$319,576	$0
Peter L. Diaz	$344,706	$0
Marian Spitzberg	$371,991	$0
Robert W. Decherd	$4,583,214	$0

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under existing arrangements if there had been a change in control or the named executive’s employment had terminated on December 31, 2008, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. As used in this section, termination means the termination of a named executive officer’s employment with the Company due to death, disability or retirement at or after age 55 with at least three years of service. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include A. H. Belo Corporation equity awards received in connection with the spin-off transaction, which equity awards are reflected in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table on page 50 of this proxy statement.

Except as described below, at December 31, 2008, the Company did not have individual written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. The circumstances that would result in benefits under the Change in Control Severance Plan include: (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s board of directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

The approximate value of the severance benefits available to each of the named executive officers if there had been a termination of employment, or had there been a change in control, on December 31, 2008, under the 2004 Executive Compensation Plan (“ECP”) or the Belo Change in Control Severance Plan, would have been as follows, based on a closing market price of $1.56 for the Company’s Series A common stock for the year ended December 31, 2008.

Potential Payments on Change in Control or Upon Termination of Employment
at December 31, 2008
		Death, Disability
		or Retirement
		After Age 55
		with Three Years
Name and Description of Benefit	Change in Control	Service
(a)	(b)	(c)

Dunia A. Shive
Non-equity incentives(1)	$658,750	$—
Time-based RSUs(2)	$219,398	$219,398
Performance-related RSUs(3)	$40,621	$40,621
Change in control severance plan(4)	$3,890,790	$—

Total	$4,809,559	$260,019

Dennis A. Williamson
Non-equity incentives(1)	$351,650	$—
Time-based RSUs(2)	$137,264	$137,264
Performance-related RSUs(3)	$32,239	$32,239
Change in control severance plan(4)	$1,417,953	$—

Total	$1,939,106	$169,503

Guy H. Kerr
Non-equity incentives(1)	$275,000	$—
Time-based RSUs(2)	$116,875	$116,875
Performance-related RSUs(3)	$27,561	$27,561
Change in control severance plan(4)	$1,240,852	$—

Total	$1,660,288	$144,436

Peter L. Diaz
Non-equity incentives(1)	$253,000	$
Time-based RSUs(2)	$78,640	$78,640
Performance-related RSUs(3)	$19,508	$19,508
Change in control severance plan(4)	$1,158,256	$—

Total	$1,509,404	$98,148

Marian Spitzberg
Non-equity incentives(1)	$200,750	$—
Time-based RSUs(2)	$67,127	$67,127
Performance-related RSUs(3)	$15,569	$15,569
Change in control severance plan(4)	$954,142	$—

Total	$1,237,588	$82,696

(1)	In the event of a change in control, short-term non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances. See Compensation Discussion and Analysis — “Change in Control and Severance Benefits” on page 40 of this proxy statement for a discussion of change in control events under the ECP.

(2)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable.

(3)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(4)	Under Belo’s Change in Control Severance Plan, as amended effective December 31, 2008, each designated executive is eligible for a total cash payment to be awarded upon a change in control. To determine the amount of the change in control payment, a multiple of 2 for the Chief Executive Officer and 1.5 for all other named executive officers is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the Belo Savings Plan and Pension Transition Supplement payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. The assumptions for outplacement costs and legal fees in the table above for each executive were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds 3 times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, Belo will make a “gross-up” payment to the terminated employee. For 2008, the cash payment amount indicated above for Dunia Shive includes an excise tax gross-up.

DIRECTOR COMPENSATION

Director Compensation for 2008

During 2008, non-employee directors on the Belo Board received an annual retainer package with a nominal value of $140,000. One-half of the Board’s annual retainer was divided between options to purchase Belo Series B common stock and time-based restricted stock units (TBRSUs) for Belo Series A common stock. The number of options granted was determined based on the Black-Scholes value determined for accounting purposes, and the number of TBRSUs granted was derived from the closing market price of Belo Series A common stock on the date of the award. Directors received the remaining amount of their annual retainer in cash. Awards were made effective with the May 13 date of the 2008 annual meeting of shareholders.

Effective February 8, 2008, the date of the spin-off transaction, Robert Decherd and Jim Moroney, former executive officers of Belo Corp., became directors of the Company. They each received a pro-rated compensation package for the service period from February 8, 2008 to the May 13, 2008 meeting of shareholders. Vesting and payment dates of equity awards were adjusted to coincide with the director awards granted in May 2007.

Directors who served as committee chairs in 2008 received an additional $10,000 in cash. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. In addition, Robert Decherd, as non-executive Chairman of the Board, receives an additional $60,000 in annual compensation payable at the beginning of each term of service, while Henry Becton receives $30,000 in additional annual compensation for his role as Lead Director. Dunia Shive, who was an executive officer of the Company during 2008, did not receive separate compensation for Belo Board service.

The following table sets forth compensation for each Belo non-employee director for service as a Belo director during the year ended December 31, 2008.

Non-Employee Director Compensation
	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)
(a)	(b)	(c)	(d)	(h)

Henry P. Becton, Jr.	$110,000	$3,883	$34,515	$148,398
Judith L. Craven, M.D., M.P.H.	$80,000	$3,883	$34,515	$118,398
Robert W. Decherd	$156,280	$18,559	$29,321	$204,160
Dealey D. Herndon	$70,000	$3,883	$34,515	$108,398
James M. Moroney III	$84,151	$18,559	$29,321	$132,031
Wayne R. Sanders	$80,000	$3,883	$34,515	$118,398
M. Anne Szostak	$70,000	$3,883	$34,515	$108,398
Lloyd D. Ward	$70,000	$3,883	$34,515	$108,398

(1)	The amounts indicated in column (c) for Stock Awards are based on the accounting expense recognized by the Company under the requirements of FAS 123R, which includes dividend equivalents. Expense is recorded over the one-year vesting period for each award beginning at the time of grant, which was the date of the annual meeting of shareholders on May 13, 2008, or in the case of pro-rated awards for Robert Decherd and Jim Moroney on February 27, 2008 in connection with their election to the Board. The actual grant date fair value of these awards was $34,996 for each director award made May 13, 2008, and $7,073 for the pro-rated awards made to Robert Decherd and Jim Moroney on February 27, 2008. Once vested, the TBRSUs are paid two years later, on the date of the annual meeting of shareholders three years from the date of the original award. Payment of vested RSUs is made 60% in shares of Series A common stock and 40% in cash. Directors who voluntarily resign or retire from Belo Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the normal payment date, which is three years from the date of the award. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

Because of the significant decline in the Company’s stock price during 2008, substantial fair market value adjustments to unvested RSU awards were made in accordance with FAS 123R, which resulted in large reversals of previous years’ expense in the current year. The components that aggregate the net stock-based compensation expense for 2008 for each of the non-employee directors are as follows:

	Ordinary	Change in	Dividend	Total Stock
	Expense	Fair Market Value	Equivalents	Awards Expense

Henry P. Becton, Jr.	$34,511	$(35,520)	$1,892	$3,883
Judith L. Craven, M.D., M.P.H.	$34,511	$(35,520)	$1,892	$3,883
Robert W. Decherd	$27,099	$(9,182)	$642	$18,559
Dealey D. Herndon	$34,511	$(35,520)	$1,892	$3,883
James M. Moroney III	$27,099	$(9,182)	$642	$18,559
Wayne R. Sanders	$34,511	$(35,520)	$1,892	$3,883
M. Anne Szostak	$34,511	$(35,520)	$1,892	$3,883
Lloyd D. Ward	$34,511	$(35,520)	$1,892	$3,883

The following are the RSU holdings of each of Belo’s non-employee directors as of December 31, 2008:

	May 2006	May 2007	February 2008	May 2008
	Award	Award	Award	Award
	Payable in	Payable in	Payable in	Payable in
Name	May 2009	May 2010	May 2010	May 2011

Henry P. Becton, Jr.	2,205	1,730	—	3,431
Judith L. Craven, M.D., M.P.H.	2,205	1,730	—	3,431
Robert W. Decherd	—	—	564	3,431
Dealey D. Herndon	2,205	1,730	—	3,431
James M. Moroney III	—	—	564	3,431
Wayne R. Sanders	2,205	1,730	—	3,431
M. Anne Szostak	2,205	1,730	—	3,431
Lloyd D. Ward	2,205	1,730	—	3,431

(2)	Amounts indicated in column (d) for Option Awards represent the accounting expense recognized by the Company in 2008 under the requirements of FAS 123R for stock options held by non-employee directors. Belo uses the Black-Scholes option pricing model to determine the fair value of options. The grant date fair value for the option awards made to each non-employee director on May 13, 2008, was $34,999. Pro-rated awards made to Robert Decherd and Jim Moroney on February 27, 2008, had a grant date fair value of $7,075. For additional information with respect to the assumptions and valuation methodology for share-based compensation, see Note 5 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2008, filed with the Company’s Annual Report on Form 10-K. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options generally vest one year from the date of grant and expire ten years from the date of grant. Directors who are elected at a time other than an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary one year term. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous annual meeting date. Directors who voluntarily resign from Board service prior to the vesting of options forfeit unvested options. Vesting is accelerated for options held by a director who retires at the Board’s mandatory retirement age of 68, becomes disabled or dies. In any event, vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of Belo’s non-employee directors for Board service as of December 31, 2008:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Henry P. Becton, Jr.	106,059	87,343
Judith L. Craven, M.D., M.P.H.	86,764	68,048
Robert W. Decherd	21,469	2,753
Dealey D. Herndon	86,764	68,048
James M. Moroney III	21,469	2,753
Wayne R. Sanders	53,924	35,208
M. Anne Szostak	44,125	25,409
Lloyd D. Ward	83,739	65,023

Director Compensation for 2009

In September 2008, the 2004 Executive Compensation Plan was amended with respect to the form of compensation for outside directors of the Company. Effective with the date of the 2009 annual meeting of shareholders, the equity portion of each director’s compensation package will be comprised of TBRSUs. While the TBRSUs will continue to vest after one year of Board service, the payment date can be elected by the director to occur on one of three future dates: (1) the date of vesting; (2) the date of the shareholders’ meeting one year following the date of vesting; or (3) the date of the shareholders’ meeting two years following the date of vesting.

Certain Relationships

Belo has a written Code of Business Conduct and Ethics. One policy in the Code provides that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest interferes or appears to interfere with Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The Board has adopted a written related person transaction policy and procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In connection with the spin-off, Belo and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin date (February 8, 2008). Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon basis. Robert Decherd is Chairman of the Board, president and Chief Executive Officer of A. H. Belo, and non-executive Chairman of the Board of Belo. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo. Dealey Herndon is a director of both Belo and A. H. Belo.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2008 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 may be obtained without charge upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Our Annual Report on Form 10-K is also available free of charge on www.belo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own Belo Corp. common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, a single copy of this proxy statement and the 2008 annual report have been sent to your address. (Each shareholder will continue to receive a separate proxy voting form.) If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2008 annual report, please contact the Investor Relations Department of Belo Corp. (P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding Department of Broadridge Financial Solutions, Inc. by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling (800) 542-1061, and indicate your name and the name of each of your brokerage firms or banks where your shares are held. You may also have an opportunity to opt in or opt out of householding by following the instructions on your proxy voting form supplied with this proxy statement by your bank or broker.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor ServiceDirect, which may be accessed via the Internet at www.bnymellon.com/shareowner/isd.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2009

This proxy statement and the 2008 annual report are available at http://bnymellon.mobular.net/bnymellon/blc. These documents are also posted on our Web site at www.belo.com.

SHAREHOLDER PROPOSALS FOR 2010 MEETING

In order to propose business for consideration or nominate persons for election to the Belo Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to and received by us between February 11, 2010 and March 13, 2010 in order to be considered at the 2010 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2010 annual meeting may do so by submitting the proposal to the attention of Belo’s Secretary by no later than December 4, 2009 and following the procedures described in the Company’s bylaws and SEC Rule 14a-8.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting Belo’s Secretary at P. O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606, and submissions pursuant to these provisions should be addressed to Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR
Secretary

Dated: March 31, 2009

EXHIBIT I

BELO
AMENDED AND RESTATED
2004 EXECUTIVE COMPENSATION PLAN

BELO
AMENDED AND RESTATED
2004 EXECUTIVE COMPENSATION PLAN

BELO
AMENDED AND RESTATED
2004 EXECUTIVE COMPENSATION PLAN

Belo Corp., a Delaware corporation (“Belo”), established the Belo 2004 Executive Compensation Plan (the “Plan”), effective as of January 1, 2004, and the Plan was approved by shareholders of Belo on May 11, 2004. Belo hereby amends and restates the Plan effective as of May 10, 2009, subject to shareholder approval.

1.	Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of Belo’s business, in order to serve the best interests of Belo and its shareholders.

2.	Term. The Plan will expire on May 11, 2014, which is the tenth anniversary of the date on which the Plan was first approved by the shareholders of Belo. No further Awards will be made under the Plan on or after such tenth anniversary.

3.	Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a)	Appreciation Right means a right granted pursuant to Section 8.

(b)	Award means the award of an Executive Compensation Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares or Performance Units; or the grant or sale of Deferred Shares or Restricted Shares.

(c)	Board means the Board of Directors of Belo.

(d)	Change in Control means the occurrence of any of the following:

(i)	individuals who, as of July 24, 2008, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after July 24, 2008, whose election, or nomination for election, by Belo’s shareholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, other than any such individual whose assumption of office after July 24, 2008, occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) (each, a “Person”), other than the Board;

(ii)	the consummation of (A) a merger, consolidation or similar form of corporate transaction involving Belo (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of Belo (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or a successor rule thereto)) of shares of Belo’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns Belo or all or substantially all of Belo’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or

Sale other than Belo or a Subsidiary), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)	the shareholders of Belo approve a plan of complete liquidation or dissolution of Belo; or

(iv)	any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of Belo representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from Belo, (B) any acquisition by Belo or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Belo or any Subsidiary, (D) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (E) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of Section 3(d)(ii).

For purposes of applying the provisions of Section 3(d)(ii)(B)(2) and Section 3(d)(iv) at any time on or after July 24, 2008, neither Robert W. Decherd nor any Person holding voting securities of the Continuing Entity or Company Voting Securities, as applicable, over which Robert W. Decherd has sole or shared voting power will be considered to be the beneficial owner of 30% or more of such voting securities or Company Voting Securities.

(e)	Code means the Internal Revenue Code of 1986, as in effect from time to time.

(f)	Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 18, the Board.

(g)	Common Stock means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 15. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

(h)	Date of Grant means (i) with respect to Participants, the date specified by the Committee on which an Award will become effective and (ii) with respect to Directors, the date specified in Section 13.

(i)	Deferral Period means the period of time during which Deferred Shares are subject to deferral limitations under Section 10.

(j)	Deferred Shares means an award pursuant to Section 10 of the right to receive shares of Common Stock at the end of a specified Deferral Period.

(k)	Director means a member of the Board who is not a regular full-time employee of Belo or any Subsidiary.

(l)	Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of Belo and need not be signed by a representative of Belo or a Participant or a Director.

(m)	Executive Compensation Plan Bonus means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 12.

(n)	Grant Price means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

(o)	Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of Belo and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity and without regard to changes in applicable tax laws.

The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to performance standards set by the Compensation Committee relating to or peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

(i)	earnings per share;

(ii)	earnings before interest, taxes, depreciation and amortization (EBITDA);

(iii)	net income;

(iv)	net operating profit;

(v)	revenue;

(vi)	operating margins;

(vii)	share price;

(viii)	total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock);

(ix)	return on invested capital;

(x)	return on shareholder equity;

(xi)	return on assets;

(xii)	working capital targets;

(xiii)	reduction in fixed costs;

(xiv)	debt reduction; and

(xv)	industry specific measures of audience or revenue share.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo (other than an acquisition or disposition described in the first paragraph of this Section 4(o)), or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

(p)	Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

(q)	Option Price means the purchase price per share payable on exercise of a Stock Option.

(r)	Participant means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of Belo or any Subsidiary.

(s)	Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 11.

(t)	Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(u)	Performance Unit means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Section 12.

(v)	Restricted Shares means shares of Common Stock granted or sold pursuant to Section 9 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(w)	Rule 16b-3 means Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

(x)	Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(y)	Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 7.

(z)	Subsidiary means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by Belo.

4.	Shares Available Under Plan. The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Appreciation Rights or Stock Options, (ii) as Restricted Shares and released from all restrictions, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Executive Compensation Plan Bonuses will not exceed in the aggregate 10 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 5 will be subject to adjustment as provided in Section 15 and will be further adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to or withheld by Belo in satisfaction of any Option Price or in satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Award, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

5.	Limitations on Awards. Awards under the Plan will be subject to the following limitations:

(a)	No more than an aggregate of 5 million shares of Common Stock, subject to adjustment as provided in Section 5, will be issued or transferred as Deferred Shares and Restricted Shares (excluding the award of any Deferred Shares or Restricted Shares to Directors pursuant to Section 13).

(b)	No more than 10 million shares of Common Stock, subject to adjustment only as provided in Section 15, will be issued pursuant to Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(c)	The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights, Deferred Shares, Performance Shares or Restricted Shares granted or sold to a Participant during any calendar year will not exceed 1 million shares, subject to adjustment only as provided in Section 15. The foregoing limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

(d)	The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3 million.

(e)	The payment of an Executive Compensation Plan Bonus to any Participant will not exceed $5 million.

6.	Stock Options. The Committee may from time to time authorize grants to any Participant and, subject to Section 13, to any Director of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 7. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it relates.

(b)	Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)	Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Participant or Director for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant or Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant or Director whether or not any Stock Options or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f)	Each grant will specify the required period or periods of continuous service by the Participant or Director with Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g)	Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h)	Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i)	Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(j)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k)	No Stock Option will be exercisable more than ten years from the Date of Grant.

(l)	The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants or Directors, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m)	Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(n)	Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

7.	Appreciation Rights. The Committee may also from time to time authorize grants to any Participant and, subject to Section 13, to any Director of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 8. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant or Director to receive from Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b)	Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)	Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d)	Any grant may specify that the amount payable to the Participant or Director on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

(e)	Successive grants may be made to the same Participant or Director whether or not any Appreciation Rights or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f)	Each grant will specify the required period or periods of continuous service by the Participant or Director with Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g)	Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h)	Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j)	No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k)	Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(l)	Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

8.	Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 13, to any Director of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant or Director in consideration of the performance of services, entitling such Participant or Director to voting and other ownership rights, but subject to the restrictions set forth in this Section 9. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant or Director that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)	Each grant or sale may limit the Participant’s or Director’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c)	Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.

(d)	Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

(e)	Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

(f)	Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of Belo or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g)	Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(h)	Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

9.	Deferred Shares. The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 13, to any Director of Deferred Shares upon such terms and conditions as it may determine in accordance with this Section 10. Each grant or sale will constitute the agreement by Belo to issue or transfer shares of Common Stock to the Participant or Director in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant or sale may be made without additional consideration from the Participant or Director or in consideration of a payment by the Participant or Director that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b)	Each grant or sale will provide that the Deferred Shares will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.

(c)	During the Deferral Period, the Participant or Director will not have any right to transfer any rights under the Deferred Shares, will not have any rights of ownership in the Deferred Shares and will not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(d)	Any grant or sale may provide for the effect on the Deferred Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Deferred Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(e)	Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

10.	Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant and, subject to Section 13, to any Director of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 11. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b)	The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.

(c)	Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d)	Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f)	On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g)	Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of Belo or any Subsidiary.

(h)	Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

11.	Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine, subject to the following provisions:

(a)	The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Executive Compensation Plan Bonus.

(b)	The amount of the Executive Compensation Plan Bonus will be determined by the Committee based on the level of achievement of the specified Management Objectives. The Executive Compensation Plan Bonus will be paid to the Participant following the close of the calendar year in which the Performance Period relating to the Executive Compensation Plan Bonus ends, but not later than the 15th day of the third month following the end of such calendar year, provided the Participant continues to be employed by Belo or a Subsidiary on the Executive Compensation Plan Bonus payment date (unless such employment condition is waived by the Company).

(c)	Payment of the Executive Compensation Plan Bonus may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(d)	If a Change in Control occurs during a Performance Period, the Executive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the closing of the Change in Control, in both instances without proration for less than a full Performance Period. The Executive Compensation Bonus will be paid not later than 60 days after the closing of the Change in Control.

(e)	Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

12.	Awards for Directors.

(a)	On the date of each annual meeting of Belo shareholders, each Director will be granted an Award that has a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director’s annual compensation from Belo. The form of the Award and the vesting conditions and payment provisions applicable thereto will be determined by the Committee in its discretion; provided, however, that unless the Committee determines otherwise, Awards made to Directors will be in the form of Deferred Shares. To the extent permitted by Section 409A of the Code, the Committee may permit a Director to elect the date or dates on which such Award will be paid. Any such election will be irrevocable when made and, to the extent that the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made by the Director in writing no later than the last day of the calendar year immediately preceding the calendar year in which the date of the annual shareholders meeting occurs.

(b)	For purposes of this Section 12, the date of an annual meeting of shareholders of Belo is the date on which the meeting is convened. Any portion of a Director’s compensation from Belo that is not paid to the Director in the form of an Award will be paid in cash on the date of the annual meeting of shareholders or the date of the Director’s election to the Board, as applicable.

(c)	An Award granted to a Director pursuant to this Section 12 will constitute payment of a portion of the Director’s annual compensation for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Award is granted. If, however, a Director is elected to the Board as of a date other than the date of an annual meeting of Belo shareholders, (i) the Director’s annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director’s election to the Board), (ii) 50% of the Director’s prorated annual compensation will be paid in the form of an Award valued on the date of the Director’s election to the Board and (iii) any election by the Director of the payment date or dates of an Award will be irrevocable when made and, to the extent that the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made no later than 30 days after the date of the Director’s election to the Board and will apply only to compensation paid for services to be performed by the Director after the date of his written election.

(d)	For purposes of this Section 12:

(i)	the fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using (A) the Black-Scholes Option Pricing Model; (B) a generally accepted binomial pricing model that takes into account as of the Date of Grant (1) the Option Price or Grant Price, as applicable, (2) the expected term of the Stock Option or Appreciation Right, (3) the Market Value per Share of the Common Stock on the Date of Grant, (4) the volatility of the Common Stock, (5) the expected dividends on the Common Stock and (6) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; (C) any other pricing model used by Belo to value Stock Options for financial reporting purposes; or (D) any other pricing model approved by the Committee, if using such model would not result in the granting of a greater number of Stock Options or Appreciation Rights than would be granted under the Black-Scholes Stock Option Pricing Model;

(ii)	the fair market value of a Deferred Share, a Restricted Share or a Performance Share awarded to a Director will be equal to the Market Value per Share of the Common Stock on the Date of Grant without regard to any restrictions, limitations or conditions with respect to such Award; and

(iii)	the fair market value of a Performance Unit awarded to a Director will be its stated value.

13.	Transferability. Unless the Committee determines otherwise on or after the Date of Grant, (i) no Award will be transferable by a Participant or Director other than by will or the laws of descent and distribution, and (ii) no Stock Option or Appreciation Right granted to a Participant or Director will be exercisable during the Participant’s or Director’s lifetime by any person other than the Participant or Director, or such person’s guardian or legal representative.

14.	Adjustments. The Committee will make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Deferred Shares and Performance Shares granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer) as is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or

(z) any other corporate transaction, equity restructuring or other event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

15.	Fractional Shares. Belo will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.	Withholding Taxes. To the extent that Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy Belo’s withholding obligation.

17.	Administration of the Plan.

(a)	Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom (i) will meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange on which the Common Stock is traded and (ii) will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b)	The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

18.	Amendments and Other Matters.

(a)	The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b)	Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of Belo. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of Belo. This Section 19(b) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 15.

(c)	The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)	The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

(e)	The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with Belo or any Subsidiary, nor will it interfere in any way with any right Belo or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)	If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(g)	Except as otherwise provided in an Evidence of Award, “disability” means that a Participant or Director is considered disabled within the meaning of Section 409A of the Code and applicable guidance thereunder.

(h)	It is Belo’s intention that the Plan and Awards granted under the Plan comply with Section 409A of the Code and the guidance issued by the Secretary of the Treasury thereunder, and the Plan and Awards will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

19.	Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees
The Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of Belo’s outside auditing firm; (b) the director is not a current employee of Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of Belo’s outside auditing firm and personally worked on Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any l2-month period in the past three years, any direct compensation payments from Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

B-1

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

BELO-PS-09

NOTICE TO PARTICIPANTS
IN THE
BELO SAVINGS PLAN
(the “Savings Plan”)

Dear Savings Plan Participant:

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the Belo Corp. (“Belo”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the Belo annual meeting of shareholders to be held on May 12, 2009. The annual meeting will be held for the purpose of electing three directors, approving the Belo Amended and Restated 2004 Executive Compensation Plan, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on a shareholder proposal, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the Savings Plan, can vote the shares of Belo stock held by the Savings Plan. However, under the terms of the Savings Plan, you are entitled to instruct the trustee how to vote the shares of Belo stock that were allocated to your plan account at the close of business on March 18, 2009.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to the plan trustee via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies by completing the voting instruction card and returning it in the envelope provided.

The trustee will vote all Belo shares held by the Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 10, 2009, unless the trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your plan shares FOR all nominees standing for election as directors, FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. In addition, at its discretion, the trustee of the Savings Plan is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to the trustee are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustee to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustee must establish a cut-off date for receipt of voting instructions. The cut-off date is May 10, 2009. The trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 10, 2009. If the trustee does not receive timely instructions from you with respect to your plan shares, the trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the Savings Plan.

Further Information

If you are a direct shareholder of Belo, please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct the trustee how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 31, 2009

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the BELO SAVINGS PLAN

BELO-LTR-A-09

NOTICE TO PARTICIPANTS
IN THE
A. H. BELO SAVINGS PLAN
(the “Savings Plan”)

Dear Savings Plan Participant:

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the Belo Corp. (“Belo”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the Belo annual meeting of shareholders to be held on May 12, 2009. The annual meeting will be held for the purpose of electing three directors, approving the Belo Amended and Restated 2004 Executive Compensation Plan, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on a shareholder proposal, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the Savings Plan, can vote the shares of Belo stock held by the Savings Plan. However, under the terms of the Savings Plan, you are entitled to instruct the trustee how to vote the shares of Belo stock that were allocated to your plan account at the close of business on March 18, 2009.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to the plan trustee via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

The trustee will vote all Belo shares held by the Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 10, 2009, unless the trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your plan shares FOR all nominees standing for election as directors, FOR approval of the Belo Amended and Restated 2004 Executive Compensation Plan, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. In addition, at its discretion, the trustee of the Savings Plan is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to the trustee are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustee to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustee must establish a cut-off date for receipt of voting instructions. The cut-off date is May 10, 2009. The trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 10, 2009. If the trustee does not receive timely instructions from you with respect to your plan shares, the trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the Savings Plan.

Further Information

If you are a direct shareholder of Belo, please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct the trustee how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 31, 2009

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the A. H. BELO SAVINGS PLAN

BELO-LTR-B-09

Please mark your votes as indicated in this example	☒

WITHHOLD
		FOR ALL	AUTHORITY FROM
		NOMINEES	ALL NOMINEES	*EXCEPTIONS

1.	Election of the following nominees as Class II director (terms expires in 2012) Nominees:	☐	☐	☐

01 Henry P. Becton, Jr. 02 James M. Moroney III 03 Lloyd D. Ward

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the name of the nominee(s) in the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the Belo Amended and Restated 2004 Executive Compensation Plan.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

4.	Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

5.	At the discretion of such proxy holders on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

*Exceptions

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” approval of the Belo Amended and Restated 2004 Executive Compensation Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in the proxyholders’ discretion on any other matter presented at the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲    FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Belo Corp.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/blc

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

47924

BELO CORP.
PROXY
Annual Meeting of Shareholders – To be held May 12, 2009
THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY
     The undersigned hereby appoints Dunia A. Shive, Dennis A. Williamson, and Guy H. Kerr, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 18, 2009, at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” APPROVAL OF THE BELO AMENDED AND RESTATED 2004 EXECUTIVE COMPENSATION PLAN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “AGAINST” THE SHAREHOLDER PROPOSAL RELATING TO REPEAL OF THE CLASSIFIED BOARD OF DIRECTORS AND IN THE PROXYHOLDERS’ DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING.
(Continued and to be dated and signed on the reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲     FOLD AND DETACH HERE    ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Belo Corp. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
 For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
47924

Please mark your votes as indicated in this example	☒

WITHHOLD
		FOR ALL	AUTHORITY FROM
		NOMINEES	ALL NOMINEES	*EXCEPTIONS

1.	Election of the following nominees as Class II director (terms expires in 2012) Nominees:	☐	☐	☐

01 Henry P. Becton, Jr. 02 James M. Moroney III 03 Lloyd D. Ward

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the name of the nominee(s) in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the Belo Amended and Restated 2004 Executive Compensation Plan.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

4.	Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

5.	At the discretion of the trustee on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

The trustee of the Savings Plan is hereby instructed to vote in the manner described herein or, if no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” approval of the Belo Amended and Restated 2004 Executive Compensation Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in the plan trustee’s discretion on any other matter presented at the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

I hereby authorize Fidelity Management Trust Company, as trustee under the Savings Plan, to vote the full shares of Belo common stock credited to my plan account at the 2009 Annual Meeting in accordance with instructions given above. The trustee has appointed BNY Mellon Shareowner Services as agent to tabulate the votes.

▲    FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Voting instructions must be received by 11:59 PM Eastern Time on May 10, 2009.

Belo Corp.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/blc

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote. Have your Voting Instruction card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card.
To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the trustee of the Savings Plan to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

47366/47188-bl

BELO CORP.
VOTING INSTRUCTIONS TO
FIDELITY MANAGEMENT TRUST COMPANY (“Fidelity”) as
Trustee of the Belo Savings Plan
(the “Savings Plan”)
BELO CORP. ANNUAL MEETING OF SHAREHOLDERS – TO BE HELD MAY 12, 2009
TO PARTICIPANTS IN THE SAVINGS PLAN:
     As a participant in the Savings Plan, you may instruct Fidelity, as the trustee of the Savings Plan, how to vote the shares of Belo Corp. (“Belo”) common stock allocated to your plan account at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of Belo common stock credited to your plan account as of March 18, 2009. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.
     If Fidelity has not received your voting instructions by May 10, 2009, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to the Savings Plan. If you sign, date, and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR” approval of the Belo Amended and Restated 2004 Executive Compensation Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in Fidelity’s discretion on any other matter presented at the meeting.
(Continued, and to be marked, dated and signed, on the reverse side)
Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲    FOLD AND DETACH HERE   ▲
YOUR VOTING INSTRUCTION CARD FOR BELO CORP. SHARES
HELD IN YOUR BELO SAVINGS PLAN ACCOUNT
IS ATTACHED ABOVE
47366/47188-bl

Please mark your votes as indicated in this example	☒

WITHHOLD
		FOR ALL	AUTHORITY FROM
		NOMINEES	ALL NOMINEES	*EXCEPTIONS

1.	Election of the following nominees as Class II director (terms expires in 2012)	☐	☐	☐

Nominees:

01 Henry P. Becton, Jr. 02 James M. Moroney III 03 Lloyd D. Ward

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the name of the nominee(s) in the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the Belo Amended and Restated 2004 Executive Compensation Plan.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

4.	Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

5.	At the discretion of the trustee on any other matter that properly may come before the meeting or any adjournment or postponement thereof.

*Exceptions

The trustee of the Savings Plan is hereby instructed to vote in the manner described herein or, if no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” approval of the Belo Amended and Restated 2004 Executive Compensation Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in the plan trustee’s discretion on any other matter presented at the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

I hereby authorize Fidelity Management Trust Company, as trustee under the Savings Plan, to vote the full shares of Belo common stock credited to my plan account at the 2009 Annual Meeting in accordance with instructions given above. The trustee has appointed BNY Mellon Shareowner Services as agent to tabulate the votes.

▲    FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Voting instructions must be received by 11:59 PM Eastern Time on May 10, 2009.

Belo Corp.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/blc

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote. Have your Voting Instruction Card in hand when you access the Web site.

OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call.

If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card.
To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the trustee of the Savings Plan to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction card.

47716-rd

BELO CORP.
VOTING INSTRUCTIONS TO
FIDELITY MANAGEMENT TRUST COMPANY (“Fidelity”) as
Trustee of the A. H. Belo Savings Plan
(the “Savings Plan”)
Belo Corp. Annual Meeting of Shareholders – To be held May 12, 2009
TO PARTICIPANTS IN THE SAVINGS PLAN:
     As a participant in the Savings Plan, you may instruct Fidelity, as the trustee of the Savings Plan, how to vote the shares of Belo Corp. (“Belo”) common stock allocated to your plan account at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of Belo common stock credited to your plan account as of March 18, 2009. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.
     If Fidelity has not received your voting instructions by May 10, 2009, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to the Savings Plan. If you sign, date, and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR“ approval of the Belo Amended and Restated 2004 Executive Compensation Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in Fidelity’s discretion on any other matter presented at the meeting.
(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE   ▲
YOUR VOTING INSTRUCTION CARD FOR BELO CORP. SHARES
HELD IN YOUR A. H. BELO SAVINGS PLAN ACCOUNT
IS ATTACHED ABOVE
47716-rd